Exhibit 10.1

EXECUTION VERSION

SHARE EXCHANGE AGREEMENT

By and Among

CHINA NEW BORUN CORPORATION,

GOLDEN DIRECTION LIMITED

and

STAR ELITE ENTERPRISES LIMITED,

EARNSTAR HOLDING LIMITED,

TDR ADVISORS, INC.

and

CHINA HIGH ENTERPRISES LIMITED

Dated as of February 28, 2010

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Section 7.04	Officer’s Certificates	18
Section 7.05	Director’s Certificates	19
Section 7.06	Good Standing Certificate	19
Section 7.07	Good Standing Certificate	19
Section 7.08	Shareholders Agreement	19
Section 7.09	Additional Documents	19

ARTICLE VIII MISCELLANEOUS		19

Section 8.01	Brokers	19
Section 8.02	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial	19
Section 8.03	Attorney’s Fees	21
Section 8.04	Confidentiality	21
Section 8.05	Public Announcements and Filings	22
Section 8.06	Recitals	22
Section 8.07	Third Party Beneficiaries	22
Section 8.08	Expenses	22
Section 8.09	Survival; Termination	22
Section 8.10	Counterparts	22
Section 8.11	Amendment or Waiver	23
Section 8.12	Best Efforts	23
Section 8.13	Remedies	23
Section 8.14	Construction	23
Section 8.15	Entire Agreement	23

CHINA HIGH SCHEDULES		1

NEW BORUN SCHEDULES		1

EXHIBIT A [FORM OF SHAREHOLDERS AGREEMENT]		1

EXHIBIT B [FORM OF RELEASE]		1

EXHIBIT C [FORM OF LOCK-UP AGREEMENT]		1

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 28th day of February, 2010, by and among CHINA NEW BORUN CORPORATION, a company organized under the laws of the Cayman Islands (“New Borun”), GOLDEN DIRECTION LIMITED, a company organized under the laws of the British Virgin Islands and a wholly-owned subsidiary of New Borun (“Golden Direction”), STAR ELITE ENTERPRISES LIMITED, a company organized under the laws of the British Virgin Islands (“Star Elite”), EARNSTAR HOLDING LIMITED, a company organized under the laws of the British Virgin Islands (“Earnstar”), TDR ADVISORS INC., a company organized under the laws of the British Virgin Islands (“TDR”, and together with Star Elite and Earnstar, the “Stockholders”) and CHINA HIGH ENTERPRISES LIMITED, a Hong Kong investment holding company (“China High”), upon the following premises:

RECITALS:

WHEREAS, Star Elite owns 2,000 of the 2,776 preference shares issued and outstanding of China High, which is equivalent to approximately 18.56% of the aggregate issued and outstanding shares of capital stock of China High calculated on a fully diluted basis; and

WHEREAS, Earnstar owns 574 of the 2,776 preference shares issued and outstanding of China High, which is equivalent to approximately 5.33% of the aggregate issued and outstanding shares of capital stock of China High calculated on a fully diluted basis; and

WHEREAS, TDR owns 202 of the 2,776 preference shares issued and outstanding of China High, which is equivalent to approximately 1.87% of the aggregate issued and outstanding shares of capital stock of China High on a fully diluted basis; and

WHEREAS, Golden Direction owns 8,000 of the 8,000 ordinary shares issued and outstanding of China High, which such ordinary shares are equivalent to approximately 74.24% of the aggregate issued and outstanding shares of capital stock of China High calculated on a fully diluted basis; and

WHEREAS, the parties hereto desire that, in exchange for the assignment and transfer by the Stockholders to Golden Direction of 100% of the preference shares owned by the Stockholders of China High, which such preference shares represent approximately 25.76% of the aggregate issued and outstanding shares of capital stock of China High (the “Exchange”), New Borun shall issue:

(a)           3,711.952 newly-issued shares of New Borun’s Class A convertible preference shares to Star Elite, which shall be automatically convertible into 3,711,952 newly-issued shares of New Borun Ordinary Shares upon the closing of a Qualified Public Offering (as such term is defined in the Shareholders Agreement, which is defined in Section 3.01(b)(i) below),

(b)           1,065.330 newly-issued shares of New Borun’s Class B convertible preference shares to Earnstar, which shall be automatically convertible into 1,065,330 newly-issued shares of New Borun Ordinary Shares upon the closing of a Qualified Public Offering and

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(c)           374.907 newly issued shares of New Borun’s Class C convertible preference shares to TDR, which shall be automatically convertible into 374,907 newly-issued shares of New Borun Ordinary Shares upon the closing of a Qualified Public Offering; and

WHEREAS, upon the consummation of the Exchange, the parties hereto desire that China High be a wholly-owned subsidiary of Golden Direction.

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, and intending to be legally bound hereby, New Borun, Golden Direction, the Stockholders and China High hereby agree as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF

CHINA HIGH AND THE STOCKHOLDERS

As an inducement to, and to obtain the reliance of New Borun and Golden Direction, except as set forth in those schedules prepared by China High which are attached and made a part hereto (the “China High Schedules”), China High hereby represents and warrants to New Borun and Golden Direction as follows as of the date hereof:

Section 1.01           Organization.  China High is a company duly organized, validly existing, and in good standing under the laws of the Hong Kong Special Administrative Region and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in Item 1.01 of the China High Schedules are complete and correct copies of China High’s Certificate of Incorporation as in effect on the date hereof and the Amended and Restated Memorandum and Articles of Association of China High (together, the “China High Charter”).  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the China High Charter.  China High has taken all actions required by law, from its China High Charter, or otherwise to authorize the execution and delivery of this Agreement.  China High has full power, authority, and legal right and has taken all action required by law, the China High Charter, and otherwise to consummate the transactions herein contemplated.

Section 1.02           Capitalization.  The authorized capitalization of China High consists of Eight Thousand (8,000) ordinary shares of capital stock, par value HK$1.00 per share (the “China High Ordinary Shares”) and Two Thousand Seven Hundred Seventy-Six (2,776) preference shares of capital stock, par value HK$1.00 per share (the “China High Preference Shares” and together with the China High Ordinary Shares, the “China High Capital Stock”).  There are Eight Thousand (8,000) China High Ordinary Shares currently issued and outstanding, of which Golden Direction owns Eight Thousand (8,000).  There are Two Thousand Seven Hundred Seventy-Six (2,776) China High Preference Shares currently issued and outstanding, of which Star Elite owns Two Thousand (2,000), Earnstar owns Five Hundred Seventy-Four (574)

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and TDR owns Two Hundred Two (202).  All of the issued and outstanding shares of China High Capital Stock are legally issued, fully paid and non-assessable and not issued in violation of the preemptive or other rights of any person.  With the exception of those rights currently held by the Stockholders pursuant to those certain investment agreements and related documentation and instruments entered into by and between or among the Stockholders and China High, together with all amendments and supplements thereto which are also set forth in Item 1.02 of the China High Schedules and which shall be terminated on the Closing Date:  (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of China High Capital Stock, or contracts, commitments, understandings or arrangements by which China High is or may become bound to issue additional shares of China High Capital Stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of China High Capital Stock, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which China High is obligated to register the sale of any of their securities.

Section 1.03           Subsidiaries.  China High has one subsidiary, Weifang Great Chemical Inc. (“Weifang”), a wholly-foreign owned entity organized as a limited liability company under the laws of The People’s Republic of China (the “PRC”).  Weifang’s wholly-owned and chief operating subsidiary is Shandong Borun Industrial Co., Ltd., a company organized under the laws of the PRC (“Shandong Borun”).  Shandong Borun owns one subsidiary, Daqing Borun Biotechnology Co., Ltd., a company organized under the laws of the PRC (“Daqing Borun”).  Shandong Borun and Daqing Borun are in the business of manufacturing and selling edible alcohol, DDGS Feed and corn germ in the PRC.  Beyond these entities, China High does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “China High” also includes Weifang, Shandong Borun and Daqing Borun, except that the term “China High” does not include any other entity when such term is used to describe or discuss the China High Financial Statements (as such term is defined below).

Section 1.04           Financial Statements.

(a)           Included in Item 1.04(a) of the China High Schedules are (i) the audited consolidated balance sheets of China High as of December 31, 2006, 2007 and 2008, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the years ended December 31, 2006, 2007 and 2008 together with the notes to such statements (the “China High Annual Financial Statements”).

(b)           Included in Item 1.04(b) of the China High Schedules are:  (i) the unaudited consolidated balance sheets of China High at September 30, 2008 and 2009, and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the nine months ended September 30, 2008 and 2009, together with notes to such statements (together with the China High Annual Financial Statements, the “China High Financial Statements”).

(c)           All such China High Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”)

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consistently applied throughout the periods involved.  China High’s balance sheets are true and accurate and present fairly as of their respective dates the financial condition of China High.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, China High had no other liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of China High in accordance with GAAP.  China High’s statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

(d)           China High has no liabilities with respect to the payment of any federal, state, county, local or other domestic or foreign taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable (if any).

(e)           All of China High’s assets are reflected in the China High Financial Statements, and, except as set forth in the China High Financial Statements or the notes thereto, China High has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05           Absence of Certain Changes or Events.  Since September 30, 2009:

(a)           there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of China High;

(b)           China High has not (i) amended the China High Charter beyond that which has been provided for in connection with this Agreement; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)           China High has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d)           Except as set forth in the China High Financial Statements, there are no material actions, suits, proceedings, or investigations pending or, to the knowledge of

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China High after reasonable investigation, threatened by or against China High or affecting China High or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  China High does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.06           Contracts.  All contracts, agreements, franchises, license agreements, and other commitments to which China High is a party or by which its properties are bound and which are material to the operations of China High taken as a whole are valid and enforceable by China High in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 1.07           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which China High is a party or to which any of its assets, properties or operations are subject.

Section 1.08           Compliance With Laws and Regulations.  To the best of its knowledge, China High has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of China High or except to the extent that noncompliance would not result in the occurrence of any material liability for China High.

Section 1.09           Approval of Agreement.  The board of directors of China High has unanimously authorized the execution and delivery of this Agreement by China High and has approved this Agreement and the transactions contemplated hereby.

Section 1.10           Valid Obligation.  This Agreement and all agreements and other documents executed by China High in connection herewith constitute the valid and binding obligation of China High, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.11           Information.  The information concerning China High set forth in this Agreement and in the China High Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

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Section 1.12           Representations and Warranties of the Stockholders.  Each Stockholder severally, but not jointly, represents and warrants to New Borun as of the date hereof and as of the Closing Date as follows:

(a)           Organization; Authority.  Such Stockholder is a company incorporated, validly existing and in good standing under the laws of the British Virgin Islands, with full right, corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and performance by such Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Stockholder.  This Agreement has been duly executed by such Stockholder, and is the valid and legally binding obligation of such Stockholder, enforceable against it in accordance with its terms.

(b)           No Conflicts.  The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby do not and will not:  (i) conflict with or violate any provision of such Stockholder’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of or default (or be an event that with notice or lapse of time or both would become a conflict, violation or default) under any contract or agreement applicable to such Stockholder or any law, rule, regulation, order, decree, ruling or pronouncement to which such Stockholder is subject or by which any property or asset of such Stockholder is bound or affected.

(c)           No General Solicitation.  Such Stockholder is not acquiring the securities of New Borun hereunder as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television, radio the internet or presented at any seminar or any other general advertisement.

(d)           Investment Intent.  Such Stockholder:  (i) is acquiring the securities of New Borun hereunder as a principal for its own account and not with a view to or for distributing or reselling them in violation of any applicable law, rule or regulation, (ii) has no present intention of distributing any of such securities in violation of any applicable law, rule or regulation and (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding their distribution of such securities.

(e)           Approval of Agreement.  The board of directors (or equivalent) of each Stockholder has unanimously authorized the execution and delivery of this Agreement by such Stockholder and has approved this Agreement and the transactions contemplated hereby.

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ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NEW BORUN

As an inducement to, and to obtain the reliance of China High and the Stockholders, except as set forth in those schedules prepared by New Borun which are attached and made a part hereto (the “New Borun Schedules”), New Borun represents and warrants to China High and the Stockholders as follows:

Section 2.01           Organization.  New Borun is an exempted company incorporated, validly existing, and in good standing under the laws of the Cayman Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Set forth in Item 2.01 of the New Borun Schedules is a complete and correct copy of the Certificate of Incorporation and Memorandum and Articles of Association of New Borun, both dated as of the date hereof (together, the “New Borun Charter”).  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the New Borun Charter.  New Borun has taken all action required by law, the New Borun Charter or otherwise to authorize the execution and delivery of this Agreement, and New Borun has full power, authority, and legal right and has taken all action required by law, the New Borun Charter or otherwise to consummate the transactions herein contemplated.

Section 2.02           Capitalization.  New Borun’s authorized share capital consists of (a) One Hundred Million (100,000,000) New Borun Ordinary Shares with a par value of US$0.001 each, of which Fourteen Million Eight Hundred Forty-Seven Thousand Eight Hundred Eleven (14,847,811) shares were issued and outstanding prior to the transaction contemplated by the Exchange and (b) Five Million (5,000,000) preference shares with a par value of US$0.001 each (“New Borun Preference Shares”), zero (0) of which were issued or outstanding immediately preceding the consummation of the Exchange.

Section 2.03           Subsidiaries and Predecessor Corporations.  New Borun does not have any predecessors or subsidiaries and does not own, beneficially or of record, any shares of any other corporation except that New Borun owns 100% of Golden Direction.

Section 2.04           No Financial Statements.

(a)           New Borun has not had any operations since its incorporation and no financial statements have been prepared with the exception of those financial statements set forth in Item 2.04 of the New Borun Schedules.

(b)           New Borun has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

(c)           New Borun has timely filed all income and/or franchise tax returns required to be filed by it from its inception to the date hereof.  Each of such income and/or franchise tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

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(d)           New Borun has no liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05           Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of New Borun.

Section 2.06           Absence of Certain Changes or Events.  Since its inception:

(a)           There has not been any business or operations of New Borun and New Borun owns no assets or properties;

(b)           New Borun has not (i) amended the New Borun Charter beyond that which has been provided for in connection with this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c)           New Borun has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.07           Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or threatened by or against New Borun or affecting New Borun or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  New Borun has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.08           Contracts.  Except as set forth in Item 2.08 of the New Borun Schedules:

(a)           New Borun is not a party to any contract, franchise, license agreement, agreement, debt instrument or other commitments or instruments whether such agreement is in writing or oral.

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(b)           New Borun is not a party to or bound by any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award; and

(c)           New Borun is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present officer or director of New Borun.

Section 2.09           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which New Borun is a party or to which any of its assets, properties or operations are subject.

Section 2.10           Compliance With Laws and Regulations.  New Borun has materially complied with all applicable statutes and regulations of any applicable governmental entity or agency thereof.

Section 2.11           Approval of Agreement.  The sole director of New Borun has authorized the execution and delivery of this Agreement by New Borun and has approved this Agreement and the transactions contemplated hereby.

Section 2.12           Material Transactions or Affiliations.  Except as set forth in Item 2.12 of the New Borun Schedules, there exists no contract, agreement or arrangement between New Borun and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by New Borun to own beneficially, five percent (5%) or more of the issued and outstanding common stock of New Borun and which is to be performed in whole or in part after the date hereof or was entered into prior to the date hereof since inception.  Neither any officer, director, nor five percent (5%) stockholder of New Borun has, or has had since inception of New Borun, any known interest, direct or indirect, in any such transaction with New Borun which was material to the business of New Borun.  New Borun has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.13           Valid Obligation.  This Agreement and all agreements and other documents executed by New Borun in connection herewith constitute the valid and binding obligation of New Borun, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.14           Information.  The information concerning New Borun set forth in this Agreement and the New Borun Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact

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required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III
PLAN OF EXCHANGE AND RELATED AGREEMENTS

Section 3.01           The Closing.

(a)                                  The closing (the “Closing”) of the Exchange will occur at the offices of New Borun’s U.S. securities counsel, K&L Gates LLP, located at 200 South Biscayne Boulevard, Suite 3900, Miami, Florida 33131-2399 on such date that all of the conditions set forth in Articles VI and VII have been satisfied or waived (the “Closing Date”).  The Closing may be undertaken remotely by delivery of facsimile/email and/or pdf signatures and documents.

(b)                                 On the Closing Date, the Stockholders shall assign and transfer, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 100% of the China High Preference Shares to Golden Direction in exchange for the issuance by New Borun of the following:

(i)            Three Thousand Seven Hundred Eleven and 952/1000 (3,711.952) newly-issued shares of Class A convertible New Borun Preference Shares to Star Elite, which shall be automatically convertible into Three Million Seven Hundred Eleven Thousand Nine Hundred Fifty-Two (3,711,952) newly-issued New Borun Ordinary Shares pursuant to the terms and conditions set forth in that certain Shareholders Agreement, of even date with this Agreement, by and among the Stockholders and New Borun in the form of Exhibit A attached hereto (the “Shareholders Agreement”), which such Shareholders Agreement shall contain rights substantially similar to those rights held by each Stockholder in China High as of the date of the execution of such Shareholders Agreement;

(ii)           One Thousand Sixty-Five and 330/1000 (1,065.330) newly-issued Class B convertible New Borun Preference Shares to Earnstar, which shall be automatically convertible into One Million Sixty-Five Thousand Three Hundred Thirty (1,065,330) newly-issued New Borun Ordinary Shares pursuant to the terms and conditions set forth in the Shareholders Agreement; and

(iii)          Three Hundred Seventy-Four and 907/1000 (374.907) newly issued Class C convertible New Borun Preference Shares to TDR, which shall be automatically convertible into Three Hundred Seventy-Four Thousand Nine Hundred Seven (374,907) newly-issued New Borun Ordinary Shares pursuant to the terms and conditions set forth in the Shareholders Agreement.

(c)                                  On the Closing Date, New Borun shall adopt by special resolution an amended and restated New Borun Charter memorializing the preference rights of each Stockholder as set forth in the Shareholders Agreement and file such special resolution, together with the amended and restated New Borun Charter with the Registrar of

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Companies in the Cayman Islands not later than five (5) business days following the Closing Date.

(d)                                 As a result of the Exchange as contemplated herein:

(i)            the Stockholders, collectively, will beneficially own approximately 25.76% of the issued share capital of New Borun on the Closing Date, of which approximately 18.56% will be owned by Star Elite, approximately 5.33% will be owned by Earnstar and approximately 1.87% will be owned by TDR, calculated on a fully-diluted basis,

(ii)           all of the shares of China High Capital Stock shall be held by Golden Direction, and

(iii)          there shall be Fourteen Million Eight Hundred Forty-Seven Thousand Eight Hundred Eleven (14,847,811) New Borun Ordinary Shares issued and outstanding, Three Thousand Seven Hundred Eleven and 952/1000 (3,711.952) Class A convertible New Borun Preference Shares issued and outstanding, One Thousand Sixty-Five and 330/1000 (1,065.330) Class B convertible New Borun Preference Shares issued and outstanding and Three Hundred Seventy-Four and 907/1000 (374.907) Class C convertible New Borun Preference Shares issued and outstanding.

Section 3.02           Stockholder Directorships; Appointment of Certain Directors.  The Shareholders Agreement shall provide that:  (i) each holder of New Borun Preference Shares shall have the right to appoint one (l) director (hereinafter, a “Stockholder Director”) at each annual or special meeting of the stockholders of New Borun called for the purpose of electing directors (the “Appointment Right”), (ii) the Appointment Right shall terminate upon the closing of a Qualified Public Offering (as such term is defined in the Shareholders Agreement) after which each Stockholder Director shall serve until the next annual meeting of the shareholders of New Borun when their successors are duly elected and qualified.  On the Closing Date, Star Elite shall nominate Mr. Rong Chen, Earnstar shall nominate Mr. Yibin Wei and TDR shall nominate Mr. Ruiping Wang to serve as initial Stockholder Directors of New Borun, and New Borun shall effect the appointments of such Stockholder Directors to the board of directors of New Borun, effective as of the Closing Date.  New Borun shall draft all necessary instruments to effect the appointments described in this Section 3.02.

Section 3.03           Termination of Investment Agreements.  Effective as of the Closing Date, each Stockholder and China High hereby agree and acknowledge that the terms set forth in this Agreement, in the Shareholders Agreement and in each document made a part hereof shall amended and restate and supersede in all respect all prior agreements, understandings and negotiations, written or oral, with respect to each of Stockholder’s rights against China High and New Borun, including, without limitation, each of those investment agreements and related documentation and instruments entered into by and between or among the Stockholders and China High, together with all amendments and supplements thereto which are listed in Item 1.02 of the China High Schedules, all of which will be deemed to be terminated and of no further force or effect effective as of the Closing Date.  The parties hereto also agree to enter into

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separate termination agreements to that end in a form and in substance which is reasonably acceptable to New Borun.

Section 3.04           Closing Events.  On the Closing Date, New Borun, China High and the Stockholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to fully effectuate or evidence the transactions contemplated hereby.

Section 3.05           Termination.  This Agreement may only be terminated prior to the Closing Date by (a) New Borun in the event that China High or the Stockholders fail to meet all non-waived conditions set forth in Article VI herein in all material respects and (b) China High or the Stockholders only in the event that New Borun fails to meet all non-waived conditions set forth in Article VII herein in all material respects.  If this Agreement is terminated pursuant this Section 3.05, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except as set forth herein below.

ARTICLE IV
COVENANTS OF CHINA HIGH AND THE STOCKHOLDERS

Section 4.01           Access and Investigation.  Between the date of this Agreement and the Closing Date, China High will (a) afford New Borun and its agents, advisors and attorneys during normal business hours, and upon reasonable notice, full and free access to China High’s senior personnel, properties, contracts, books and records, and other documents and data, (b) furnish new Borun and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as New Borun may reasonably request and (c) furnish New Borun and its agents, advisors and attorneys with such additional financial, operating, and other data and information as New Borun may reasonably request.

Section 4.02           Delivery of Books and Records.  On or prior to the Closing Date, China High shall deliver to New Borun the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of China High now in the possession of China High or its representatives.

Section 4.03           Operation of the Business of China High.

(a)                                  Between the date of this Agreement and the Closing Date, China High will:

(i)            conduct its business only in the ordinary course of business consistent with past practice;

(ii)           use its best efforts to preserve intact its current business organization and business relationships and those of Weifang, Shandong Borun and Daqing Borun, including, without limitation, their respective relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

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(iii)          not create any new, or capitalize or conduct any business through, any subsidiary;

(iv)          not issue any equity securities (or any interest therein); and

(v)           not perform any act that would require the consent of the Stockholders or any of them.

(b)                                 Notwithstanding the foregoing, between the date of this Agreement and the Closing Date, China High will not directly or indirectly, without the prior written consent of New Borun, engage in any transaction with, or enter into any agreement with any officer, director or Stockholder of China High, or any affiliate thereof.

Section 4.04           No Transfers of Interests.  Between the date of this Agreement and the Closing Date, no Stockholder shall assign, transfer, mortgage, pledge or otherwise dispose of any or all of its China High Capital Stock (or any interest therein) or grant any person the option or right to acquire any China High Capital Stock (or any interest therein).

Section 4.05           Required Filings and Approvals.  As promptly as possible after the date of this Agreement, China High will make all filings and obtain all approvals required to be made by it in order to consummate the transactions contemplated by this Agreement.  Between the date of this Agreement and the Closing Date, China High and the Stockholders will (i) cooperate with New Borun with respect to all filings that New Borun elects to make or is required to make in connection with the transactions contemplated by this Agreement and (ii) cooperate with New Borun in obtaining any consents or approvals required to be obtained by New Borun in connection herewith.

Section 4.06           Notification.  Between the date of this Agreement and the Closing Date, China High and the Stockholders will promptly notify New Borun in writing if China High or the Stockholders becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of China High or the Stockholders, as the case may be, as of the date of this Agreement, or if China High or any Stockholder becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules to this Agreement if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, China High or the Stockholders, as the case may be, will promptly deliver to New Borun a supplement to the Schedules to this Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of New Borun set forth herein.  During the same period, China High and the Stockholders will promptly notify New Borun of the occurrence of any breach of any covenant of China High or the Stockholders in this Article IV or in Article III herein or of the occurrence of any event that may make the satisfaction of the conditions in Article VI impossible or unlikely.

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Section 4.07           Indemnification.  China High and the Stockholders hereby jointly and severally agree to indemnify New Borun and each of the officers, attorneys, agents and directors of New Borun as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (as used in this paragraph alone, a “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

Section 4.08           Releases.  On or prior to the Closing Date, each Stockholder shall execute a Release in the form of Exhibit B attached hereto.

Section 4.09           Lock-Up Agreements.  On the date hereof, each Stockholder shall execute a Lock-Up Agreement in the form of Exhibit C attached hereto.

Section 4.10           Approval by China High and the Stockholders.  This Agreement and the transactions contemplated hereby shall have been approved by the board of directors of China High and by each of the Stockholders prior to the date hereof.

Section 4.11           Director’s Certificate of China High.  On the date hereof, China High shall deliver to New Borun a certificate, executed by a Director (or equivalent thereof) of China High certifying attached copies of (i) the organizational documents of China High, (ii) the resolutions of China High’s board of directors approving this Agreement and the transactions contemplated hereby and (iii) the incumbency of each authorized officer of China High signing this Agreement and any other agreement or instrument contemplated hereby to which China High is a party.

Section 4.12           Director’s Certificate of each Stockholder.  On the date hereof, each Stockholder shall deliver to New Borun a certificate, executed by such Stockholder’s Director (or equivalent thereof) certifying attached copies of (i) the resolutions of such Stockholder’s board of directors (or equivalent thereof) approving this Agreement and the transactions contemplated hereby and (ii) the incumbency of each authorized officer of such Stockholder signing this Agreement and any other agreement or instrument contemplated hereby to which such Stockholder is a party.

Section 4.13           Good Standing Certificates.  China High shall deliver to New Borun a certificate of good standing from the Registrar of Companies of Hong Kong or the similar document from the Registered Agent of Hong Kong, dated as of a date within ten (10) business days prior to the Closing Date certifying that China High is in good standing as a company in Hong Kong.  Each Stockholder shall deliver a certificate of good standing (or the equivalent from the appropriate authority in the British Virgin Islands, dated within ten (l0) business days of the Closing Date certifying that such Stockholder is in good standing as a company in the British Virgin Islands.

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Section 4.14           Shareholders Agreement.  Each of the Stockholders shall execute the Shareholders Agreement contemporaneously with the Closing of this Agreement, which such Shareholders Agreement shall contain rights which are substantially similar to those rights held by the Stockholders in China High.

Section 4.15           Closing Conditions.  Between the date of this Agreement and the Closing Date, each of China High and the Stockholders will use its best efforts to cause the conditions in Article VI to be satisfied as promptly as possible.

ARTICLE V
COVENANTS OF NEW BORUN AND GOLDEN DIRECTION

Section 5.01           Access and Investigation.  Between the date of this Agreement and the Closing Date, New Borun will (a) afford China High, the Stockholders and each of their respective agents, advisors and attorneys during normal business hours and upon reasonable notice, full and free access to New Borun’s senior personnel, properties, contracts, books and records, and other documents and data, (b) furnish China High, the Stockholders and each of their respective agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as China High may reasonably request and (c) furnish China High, the Stockholders and each of their respective agents, advisors and attorneys with such additional financial, operating, and other data and information as China High or the Stockholders may reasonably request.

Section 5.02           Issuance of Securities in New Borun.  Between the date of this Agreement and the Closing Date, New Borun will not issue any equity securities (or any interest therein).

Section 5.03           Required Filings and Approvals.  As promptly as practicable after the date of this Agreement, New Borun will make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement.  Between the date of this Agreement and the Closing Date, New Borun will cooperate with China High with respect to all filings that China High elects to make or is required to make in connection with the transactions contemplated by this Agreement, and cooperate with China High in obtaining any consents or approvals required to be obtained by China High in connection herewith.

Section 5.04           Notification.  Between the date of this Agreement and the Closing Date, New Borun will promptly notify China High and the Stockholders in writing if New Borun becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of New Borun, as of the date of this Agreement, or if New Borun becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, New Borun will promptly deliver to China High and the Stockholders a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any

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rights of China High and the Stockholders set forth herein.  During the same period, New Borun will promptly notify China High and the Stockholders of the occurrence of any breach of any covenant of New Borun in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in Article VII impossible or unlikely.

Section 5.05           Indemnification.  New Borun hereby agrees to indemnify China High and each of the officers, attorneys, agents, and directors of China High, and the Stockholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (as used in this paragraph alone, a “Loss”) to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

Section 5.06           Approval by New Borun and Golden Direction.  This Agreement and the transactions contemplated hereby shall have been approved by the boards of directors of New Borun and Golden Direction prior to the date hereof.

Section 5.07           Shareholders Agreement.  New Borun and Golden Direction shall execute the Shareholders Agreement contemporaneously with the Closing of this Agreement, which such Shareholders Agreement shall contain rights which are substantially similar to those rights held by the Stockholders in China High.

Section 5.08           Closing Conditions.  Between the date of this Agreement and the Closing Date, New Borun and Golden Direction will use its best efforts to cause the conditions in Article VII to be satisfied as promptly as possible.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF
NEW BORUN AND GOLDEN DIRECTION

The obligations of New Borun and Golden Direction under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by New Borun, in whole or in part):

Section 6.01           Accuracy of Representations.  The representations and warranties made by China High and the Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).

Section 6.02           Performance by China High and the Stockholders.

(a)           All of the covenants and obligations that China High and the Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the

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Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b)           Each document required to be delivered by China High and the Stockholders pursuant to this Agreement at or prior to Closing must have been delivered.

Section 6.03           Consents.  All consents, waivers, approvals, authorizations or orders pursuant to all contracts, licenses, laws, rules or regulations, permits, trademarks and other intangibles required to be obtained, and all filings required to be made, by China High and/or the Stockholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement or for the continued operation of China High as presently operated as a wholly-owned subsidiary of Golden Direction after the Closing Date to the extent required by law, shall have been obtained and made by China High and/or the Stockholders, as the case may be; it being understood that all consents, waivers, approvals, authorizations or orders of the Hong Kong Special Administrative Region, the PRC or any other subdivision thereof are required to be delivered as promptly as possible.

Section 6.04           Officer’s Certificate of China High.  China High shall have delivered to New Borun a certificate dated as of the Closing Date and signed by a duly authorized officer of China High to the effect that (a) each of the conditions set forth in Sections 6.01, 6.02 and 6.03 have been fully satisfied and (b) no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of China High threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the China High Schedules, by or against China High, which might result in any material adverse change in any of the assets, properties, business, or operations of China High.

Section 6.05           Officer’s Certificates of the Stockholders.  Each Stockholder shall have delivered to New Borun a certificate dated as of the Closing Date executed by an authorized officer of the Stockholder certifying the satisfaction of the conditions specified in Sections 6.01, 6.02 and 6.03 herein above.

Section 6.06           Good Standing Certificates.  On the Closing Date, each Stockholder shall deliver to New Borun a certificate of good standing, dated as of a date within ten (10) business days of the Closing Date, certifying that such Stockholder is in good standing as a company in the British Virgin Islands.

Section 6.07           No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.08           Additional Documents.  China High and the Stockholders shall have delivered to New Borun such other documents as New Borun may have reasonably requested for the purpose of (i) evidencing the accuracy of any of the representations and warranties of China High and the Stockholders in this Agreement, (ii) evidencing the

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performance of, or compliance by China High and the Stockholders with, any covenant or obligation required to be performed or complied with hereunder by China High or the Stockholders, as the case may be, (iii) evidencing the satisfaction of any condition referenced herein (including, without limitation such opinions of the British Virgin Islands, Hong Kong or PRC counsel to China High and the Stockholders that all consents and approvals of all governmental authorities of the British Virgin Islands, Hong Kong, the PRC or any other subdivision thereof necessary or required to consummate the transactions contemplated herein, free and clear of all encumbrances have been obtained and are in full force and effect) or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF CHINA HIGH
AND THE STOCKHOLDERS

The obligations of China High and the Stockholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions (any of which may be waived by China High and the Stockholders, in whole or in part):

Section 7.01           Accuracy of Representations.  The representations and warranties made by New Borun in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).

Section 7.02           Performance by New Borun.

(a)           All of the covenants and obligations that New Borun and Golden Direction are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b)           Each document required to be delivered by New Borun and Golden Direction pursuant to this Agreement at or prior to Closing must have been delivered.

Section 7.03           Consents.  All consents, waivers, approvals, authorizations or orders pursuant to all contracts, licenses, laws, rules or regulations, permits, trademarks and other intangibles required to be obtained, and all filings required to be made, by New Borun and Golden Direction for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement to the extent required by law, shall have been obtained and made by New Borun and Golden Direction.

Section 7.04           Officer’s Certificates.  New Borun and Golden Direction each shall have delivered to China High and the Stockholders a certificate dated as of the Closing Date and signed by a duly authorized officer of each of New Borun and Golden Direction to the effect that (a) each of the conditions set forth in Sections 7.01, 7.02 and 7.03 have been fully satisfied and (b) no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of New Borun and Golden Direction threatened, which might result in an action to enjoin or prevent

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the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the New Borun Schedules, by or against New Borun or Golden Direction, which might result in any material adverse change in any of the assets, properties, business, or operations of New Borun.

Section 7.05           Director’s Certificates.  On the Closing Date, New Borun and Golden Direction shall each deliver to China High and the Stockholders a certificate, executed by such company’s sole director certifying attached copies of (i) the organizational documents of such company and (ii) the resolutions of such company’s board of directors approving this Agreement and the transactions contemplated hereby.

Section 7.06           Good Standing Certificate.  On the Closing Date, New Borun shall deliver to China High and the Stockholders a certificate of good standing from the Registrar of Companies, dated as of a date within ten (10) business days of the Closing Date, certifying that New Borun is in good standing as a company in the Cayman Islands.

Section 7.07           Good Standing Certificate.  On the Closing Date, Golden Direction shall deliver to China High and the Stockholders a certificate of good standing, dated as of a date within ten (10) business days of the Closing Date, certifying that Golden Direction is in good standing as a company in the British Virgin Islands.

Section 7.08           Shareholders Agreement.  New Borun and Golden Direction shall have executed the Shareholders Agreement, which such Shareholders Agreement shall contain rights which are substantially similar to those rights held by the Stockholders in China High.

Section 7.09           Additional Documents.  New Borun and Golden Direction shall have delivered such other documents as China High and/or the Stockholders may have reasonably requested prior to the date hereof for the purpose of (i) evidencing the accuracy of any of the representations and warranties of New Borun in this Agreement, (ii) evidencing the performance of, or compliance by New Borun and Golden Direction with, any covenant or obligation required to be performed or complied with hereunder by New Borun and Golden Direction, (iii) evidencing the satisfaction of any condition referenced herein or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.01           Brokers.  The parties hereto hereby agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.

Section 8.02           Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of State law, with the laws of the State of New York.  Venue for all matters shall be in the City of New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties irrevocably consents and agrees that any legal or equitable action or

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proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States sitting in New York City, New York.  By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.  EACH PARTY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to New Borun, to:	China New Borun Corporation
Bohai Industrial Park (Yangkou Town)
Shouguang, Shandong 262715
The People’s Republic of China
	Attention:	WANG Jinmiao
	Telephone:	+86-536-5451199/5451006
	Facsimile:	+86-536-5451199

With copies to:	K&L Gates LLP
Wachovia Financial Center
200 South Biscayne Blvd., Suite 3900
Miami, FL 33131
	Attention:	Clayton E. Parker, Esq.
	Telephone:	(305) 539-3300
	Facsimile:	(305) 358-7095

If to Golden Direction, to:	Golden Direction Limited
Bohai Industrial Park (Yangkou Town)
Shouguang, Shandong 262715
The People’s Republic of China
	Attention:	WANG Jinmiao
	Telephone:	+86-536-5451199/5451006
	Facsimile:	+86-536-5451199

If to Star Elite, to:	Star Elite Enterprises Limited
Floor 5
No. 832 Huamu Road, Pudong New Area
Shanghai 201204
The People’s Republic of China
	Attention:	WU Kezhong, LU Jun

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	Telephone:	+86-21-50591378
	Facsimile:	+86-21-50453554

If to Earnstar Holding Limited, to:	Earnstar Holding Limited
Room 4006A
China Resources Building No. 26
Harbor Road, Wanchai
Hong Kong
	Attention:	WEI Yi Bin
	Telephone:	00852-69448409
	Facsimile:	00852-25118818

If to TDR Advisors, to:	TDR Advisors, Inc.
Room 1601
Fuchun Dongfang Building
No. 7006 Shennan Road, Futian District
Shenzhen, The People’s Republic of China
	Attention:	GUO Xun
	Telephone:	+86-755-3337 1196
	Facsimile:	+86-755-3337 1191

If to China High, to:	China High Enterprises Limited
Bohai Industrial Park (Yangkou Town)
Shouguang, Shandong 262715
The People’s Republic of China
	Attention:	WANG Rongjian
	Telephone:	+86-536-5451199
	Facsimile:	+86-536-5451199

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section 8.03           Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.04           Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published;

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or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.05           Public Announcements and Filings.  The parties hereto hereby acknowledge and agree that this Agreement will be filed as an Exhibit to New Borun’s registration statement on Form F-l to be filed with the U.S.  Securities and Exchange Commission (the “Commission”) in connection with the initial public offering of American Depositary Shares representing New Borun Ordinary Shares, and that such registration statement will be made publicly available upon such filing.  With the exception of such filing, and unless required by applicable law or regulatory authority, including, without limitation, the Commission, none of the parties will issue any report, statement or press release to the general public, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities with the exception of any such filings, announcements or disclosures made to the Commission, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.06           Recitals.  The recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

Section 8.07           Third Party Beneficiaries.  This Agreement is strictly between New Borun, Golden Direction, the Stockholders and China High, and, except as specifically provided herein, including, without limitation, those persons indemnified pursuant to Sections 4.07 and 5.05 herein, no director, officer, stockholder (other than the Stockholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.08           Expenses.  Subject to Section 8.03 above, whether or not the Exchange is consummated, New Borun will bear all expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.09           Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 8.10           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  In the event that any counterpart signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the

22

party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

Section 8.11           Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.12           Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 8.13           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance of their respective obligations hereunder.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 8.14           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of Agreements or any amendments hereto or the transactions contemplated hereby.

Section 8.15           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

CHINA NEW BORUN CORPORATION

By:	/s/ Shan Junqin
Name:	Shan Junqin
Title:	Director

GOLDEN DIRECTION LIMITED

By:	/s/ Shan Junqin
Name:	Shan Junqin
Title:	Director

STAR ELITE ENTERPRISES LIMITED

By:	/s/ Chen Ping
Name:	Chen Ping
Title:	Director

EARNSTAR HOLDING LIMITED

By:	Wei Yibin
Name:	Wei Yibin
Title:	Director

TDR ADVISORS, INC.

By:	/s/ Wang Ruiping
Name:	Wang Ruiping
Title:	Director

CHINA HIGH ENTERPRISES LIMITED

By:	/s/ Shan Junqin
Name:	Shan Junqin
Title:	Director

24

CHINA HIGH SCHEDULES

Item 1.01	Certificate of Incorporation of China High Please see Annex A attached hereto. Amended and Restated Memorandum and Articles of Association of China High Please see Annex B attached hereto.

Item 1.02	Investment agreements and related documentation and instruments entered into by and between or among the Stockholders and China High: Please see Annex C attached hereto.

Item 1.04(a)	Audited Consolidated Financial Statements of China High for the years ended December 31, 2006, 2007 and 2008 Please see Annex D attached hereto.

Item 104(b)	Unaudited Consolidated Financial Statements of China High for the nine(9) months ended September 30, 2008 and 2009 Please see Annex E attached hereto.

NEW BORUN SCHEDULES

Item 2.01

Certificate of Incorporation

Please see Exhibit 3.1 to the Company’s Registration Statement on Form F-1 as filed with the SEC on April 27, 2010.

Memorandum and Articles of Association

Please see Exhibits 3.2 and 3.3 to the Company’s Registration Statement on Form F-1 as filed with the SEC on April 27, 2010.

Item 2.04	Audited Balance Sheet of China New Borun Corporation and Pro Forma Financial Statements

Item 2.08	Contracts: None.

Item 2.12

Material Transactions or Affiliates:

(1) Share Exchange Agreement, dated March 15, 2010, by and among China New Borun Corporation, King River Holding Limited, Golden Direction Limited and China High Enterprises Limited  (please see Exhibit 2.2 to the Company’s Registration Statement on Form F-1 as filed with the SEC on April 23, 2010)

(2) Shareholders Agreement, dated March 31, 2010, by and among China New Borun Corporation, King River Holding Limited, Star Elite Enterprises Limited, Earnstar Holding Limited and TDR Advisors, Inc. (please see Exhibit 4.4 to the Company’s Registration Statement on Form F-1 as filed with the SEC on April 23, 2010)

1

ANNEX A

No. 1256980

CERTIFICATE OF INCORPORATION

I hereby certify that

CHINA HIGH ENTERPRISES LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance

(Chapter 32) and that this company is limited.

Issued on 15 July 2008.

Ms. Fanny Wing-chi LAM
for Registrar of Companies
Hong Kong

Note:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any thereof.

ANNEX B

AMENDED AND RESTATED MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

CHINA HIGH ENTERPRISES LIMITED

(adopted by a special resolution dated 30th September, 2009)

Hong Kong

CERTIFIED TRUE COPY

For and on behalf of ILS CORPORATE SERVICES LIMITED /s/ Authorized Person
Authorized Signature(s)

ILS CORPORATE SERVICES LIMITED

Secretary

No. 1256980

CERTIFICATE OF INCORPORATION

I hereby certify that

CHINA HIGH ENTERPRISES LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance

(Chapter 32) and that this company is limited.

Issued on 15 July 2008.

Ms. Fanny Wing-chi LAM
for Registrar of Companies
Hong Kong

Note :

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

ANNEX B

AMENDED AND RESTATED MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

CHINA HIGH ENTERPRISES LIMITED

(adopted by a special resolution dated 30th September, 2009)

Hong Kong

THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

CHINA HIGH ENTERPRISES LIMITED

(adopted by a special resolution dated 30th September 2009)

First:- The name of the Company is “CHINA HIGH ENTERPRISES LIMITED

.

Second:-	The Registered Office of the Company is situated in Hong Kong.

Third:-	The liability of the members is limited.

Fourth:-

The Share Capital of the Company is HK$ 10776divided into 8,000 ordinary shares of HK$1.00 each, 2776 Series A Preference Shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

I/We the undersigned, whose names, addresses and descriptions are hereto subscribed, am desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of share in the capital of the Company set opposite to my respective name:-

Names, Addresses and Description of Members	Number of Share taken by each Member
For and on behalf of ARSD06 LIMITED (Sd.) Leung Wah Lok	1

/s/ Authorized Person
Authorized Signature Room 904, Harvest Building, 29-35 Wing Kut Street, Central, Hong Kong. Corporation

Total Number of Share Taken	1

Dated the 30th day of September 2009

WITNESS to the above signature(s):

(Sd.)Leung Wai Fun Fanny
Merchant

Room 904, Harvest Building,
29-35 Wing Kut Street,
Central,
Hong Kong

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

RESTATED

ARTICLES OF ASSOCIATION

OF

CHINA HIGH ENTERPRISES LIMITED

( As adopted by special resolution passed on the 25th September,2009 )

PRELIMINARY

1.               The regulations in Table A in the First Schedule to the Ordinance shall not apply to the Company.

INTERPRETATION

2.  (a)  In these Articles, save where the context otherwise requires:

“the Company”	means the above named Company;

“the Ordinance”

means the Companies Ordinance ( Chapter 32 of the Laws of Hong Kong ), and includes every other Ordinance incorporated therewith or substituted therefor, and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to the provisions substituted therefor in the new Ordinance;

“the Board” and “the Directors”	means the Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

“Dividend”	includes bonuses, distributions in specie and in kind, capital distributions and capitalization issues;

“month”	means calendar month;

“Ordinary Shares”	means the ordinary shares of nominal value of HK$1.00 each in the capital of the Company;

“Investors”	means the holder of Series A Preference Shares and any person to whom he or she or it shall have transferred any part o their respective shareholding in the Company;

“the Office”	means the registered office of the Company for the time being;

“paid up”	includes credited as paid up;

“the Register”	means the register of members of the Company kept pursuant to the Ordinance and includes any branch register kept pursuant to the Ordinance;

“the Secretary”	means the secretary for the time being of the Company;

“the Seal”	means the common seal of the Company or any official seal that the Company may have as permitted by the Ordinance;

“Series A
Preference Shares”	means the Series A Preference Shares of nominal value of HK$1.00 each in the capital of the Company

“Shares”	means Ordinary Shares and Series A Preference Shares.

“Shareholdings”	means the respective shareholding held by the holders of Series A Preference Shares or holder of Ordinary Shares;

“Investors Agreements”

means the Investment Agreement and the Supplementary Agreement  (referred to as “the Investment Agreement 1”) dated at the date of 5th  November, 2008 by and among Golden Direction Limited(“GD”), China High Enterprises Limited(“the company”) and Star Elite Enterprises Limited(“SEE”),as well as the Investment Agreement (referred to as “Investment Agreement 2”) dated 8th June, 2009 by and among GD, the Company, SEE, EH and LI ZI WEN as well as the Investment Agreement (referred to as “Investment Agreement 3”) dated 26th June, 2009 by and among GD, the Company, SEE, EH, TDR and LI, ZI WEN.The Investment Agreement 1 and the Investment

Agreement 2 and Investment Agreement 3 are collectively referred to as “Investment Agreement”.

the Investment Agreement and the Supplemental Agreement collectively be referred as the “Investors Agreements”

“Subsidiaries”	means the subsidiaries of the Company;

“these Articles	means the Articles of Association in their present form or as altered from time to time;

“in writing” and “written”	includes cable, telex, facsimile messages, electronic messages and any mode of mode of reproducing words in a legible and non-transitory from.

(b)   In these Articles, if not inconsistent with the subject or context, words importing the singular number only shall include the plural number and vice versa, and words importing any gender shall include all genders and vice versa.

(c)  Subject as aforesaid, any words defined in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the Company shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

(d)  The headings are inserted for convenience only and shall not affect the construction of these Articles.

(e) Earnstar Holding Limited (“EH”) agreed to act in accordance with the Investment Agreement entered into with China High Enterprises Limited (“the Company”) dated 8th ,June, 2009. The Share Structure of the Company is as follows after the completion of the foregoing subscription. The nature of the stock held by EH is Series A Preference Shares

TDR Advisors Inc. (“TDR”) agrees to act in accordance with the Investment Agreement entered into with China High Enterprises Limited (“the Company”) dated June 26, 2009. The Share Structure of the Company is as follows after the completion of the foregoing subscription. The nature of the stock held by TDR is Series A Preference Share.

Ordinary Shares	No. of Shares
Golden Direction Limited	8,000

Total Ordinary Share	8,000

Series A Preference Shares
Star Elite Enterprises Limited	2,000
Earnstar Holding Limited	574
TDR Advisors Inc.	202
Total Series A Preference Shares	2776

Total Shares	10776

PRIVATE COMPANY

3. The Company is a private company, and accordingly:

(a)          any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(b)         the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after the determination of such employment to be, members of the Company) shall be limited to 50 PROVIDED that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be treated as a single member;

(c)          the right to transfer the shares of the Company shall be restricted in manner hereinafter prescribed; and

(d)         the Company shall not have power to issue share warrants to bearer.

THE OFFICE

4. The Office shall be at such place in Hong Kong as the Directors or Secretary shall from time appoint.

SHARES

5. (a)  Subject to the provisions of Section 57B of the Ordinance, and save as provided by contract or these Articles to contrary, all unissued shares shall be at the disposal of the Directors who may allot, grant options over, or otherwise deal with or dispose of the same to such persons, at such times, for such consideration and generally upon such terms and conditions as they think proper, but so that no shares of any class shall be issued at a discount except in accordance with Section 50 of the Ordinance.

(b)  The Company may give such financial assistance for purposes of acquiring shares in the

Company as is not prohibited by the Ordinance.

(c)  For purposes of Article 8(b) the Directors are authorised to make statutory declarations or take such other steps as may be required by the Ordinance in relation to the giving of financial assistance to acquire shares in the Company.

6. The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

7. If by the conditions of allotment of any shares the whole or part of the amount or issue price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the person who for the time being is the registered holder of shares, or his legal personal representative.

8.  (a)  Subject to sections 49 to 49S of the Ordinance, the Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder. The redemption of shares may be affected upon such terms and in such manner as the Company before or upon issue of the shares shall by ordinary resolution determine.

(b)  Subject to sections 49 to 49S of the Ordinance and these Articles, the Company may purchase its own shares (including redeemable shares) and without prejudice to the generality of the foregoing the Company may purchase its own shares (including any redeemable shares) in order to:

(i)                                     settle or compromise a debt or claim;

(ii)                                  eliminate a fractional share or fractional entitlement;

(iii)                               fulfill an agreement in which the Company has an option or is obliged to purchase shares under an employee share scheme which had previously been approved by the Company in general meeting;

(iv)                              comply with an order of court under section 8(4),47G(6), or 168A(2) of the Ordinance.

(c)  Subject to sections 49I to 49O of the Ordinance and these Articles the Company may make a payment in respect of the redemption or purchase under section 49A or (as the case may be) section 49B of its own shares otherwise than out of its distributable profits or the proceeds of a fresh issue of shares.

(d)  For purposes of Article 8(c), the Directors are, subject to of these Articles, authorisesd to make statutory declarations or take such other steps as many be required by the Ordinance in relation to the redemption or purchase by the Company of its own shares out of capital.

9.      Subject to the provisions of these Articles, the Company shall not, except as required by law, be bound by or required in any way to recognize any contingent, future, partial or equitable interest in any share or in any fractional part of a share, or any other right in respect of any share, or any other to or in respect of any such share on the part of any person (even when having notice thereof) except an absolute right to the entirety thereof in the registered holder.

10. The Company may in connection with the issue of any shares exercise all powers of paying interest out of capital and of paying commission and brokerage conferred or permitted by the Ordinance.

11.  No person shall become a member until his name shall have been entered into Register.

JOINT HOLDERS OF SHARES

12.  Where two or more persons are registered as the holding of any share they are deemed to hold the same as joint tenants with benefit of survivorship, subject to the following provisions:

(a) the Company shall not be bound to register more than three persons as the holders of any shares except in the case of the legal personal representative of a deceases member;

(b) the joint holders of any shares shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such shares;

(c) on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognized by the Company as having any title to such shares, but the Directors may require such evidence of death as they may deem fit;

(d) any one of such joint holders may give effectual receipts for any dividend, return of capital or other payment in the share; and

(e) the Company shall be at liberty to treat the person whose name stands first in the Register as one of the joint holders of any shares as solely entitles to delivery of the certificate relating to such shares, or to receive notices from the Company, and to attend and vote at general meetings of the Company, and any notice given to such person shall be deemed notice to all the joint holders; but any one of such joint holders may be appointed the proxy of the persons entitled to vote on behalf such joint holders, and as such proxy to attend and vote at general meetings of the Company, and if more than one of such joint holders be present whose name stands first in the Register in respect of such shares shall alone be entitled to vote in respect thereof.

SHARE CERTIFICATES

13. Every member shall ,without payment, be entitled to receive within two months after allotment or lodgment of an instrument of transfer duly stamped, or within such other period as the conditions of issue may provide, a certificate for all his shares of any particular class, or several certificates, each for one or more of his shares, upon payment of such fee, not exceeding two dollars for every certificate after the first, as the Directors shall from time to time determine, provided that in the event of a member transferring part of the shares represented by a certificate in his name a new certificate in respect of the balance thereof shall be issued in his name without payment and, in the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares of any particular class registered in their joint names.

14.  Every share certificate shall be issued under the Seal and shall specify the number and class of shares, and, if required, the distinctive numbers thereof comprised therein, the amount paid up thereon and, if appropriate, whether such shares carry no voting rights. No certificate shall be issued in respect of more than one class of shares. If there shall be more than one class of shares then certificate of every class shall state thereon that the share capital is divided into different classes and the nominal value of the voting rights attaching to each class.

15.  If any share certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced as the Directors shall require, and in case of wearing out or defacement, on delivery up of the old certificate, and in case of destruction or loss, on the execution of such indemnity (if any), as the Directors may from time to time require. In case of destruction or loss, the person to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of such indemnity.

CONVERSION RIGHTS OF SERIES A SERIES A SERIES A PREFERENCE SHARES

16.  The holders of the Series A Preference Shares shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each Series A Preference Share, at the option of its holder, at the office of the Company, at any time after the date of issuance of such shares, shall be convertible into such number of fully paid Ordinary Shares as jointly determined by the Company and the respective holder of the Series A Preference Shares.

The conversion shall be based on the following principles: Except those circumstances regulated in the Investment Agreement, the shareholding of SEE in the Company shall be 18.56% after all its Series A Preference Shares have been converted into ordinary shares and the shareholding of EH in the Company shall be 5.33% after all its Series A Preference Shares have been converted into ordinary shares and the shareholding proportion of TDR in the Company shall be 1.87% after all its Series A Preference Shares have been converted into ordinary shares.

(b) Automatic Conversion. Each Series A Preference Share automatically shall be converted into Ordinary Shares at the then effective and applicable conversion price immediately upon the closing of a firm commitment underwritten public offering of the Ordinary Shares on an internationally recognized stock exchange at a per-share price of no less than a pre-determined ratio of the Original Issue Price (adjusted to reflect share splits, share dividends, combinations, consolidations, recapitalizations and the like.)

In any event, the conversion should not affect the agreed shareholding proportion between the original shareholders and the Series A Preference Shareholders in the Investors Agreements.

(c)  Mechanics of Conversion. No fractional shares of Ordinary Shares shall be issued upon conversion of any Series A Preference Shares. In lieu of any fractional share to which the holder would otherwise be entitled (after aggregating all shares into which the Series A Preference Shares held by such holder could be converted), the Company shall pay each equal to such fraction multiplied by the then fair market value of the Ordinary Shares ,as determined by the Board, before any holder of Series A Preferences Shares shall be entitled or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for Series A Preference Shares, and shall give written notice to the Company at such office that he elects to convert the same, the Company shall, as soon as practicable thereafter, issue and deliver at such, office to such holder of Series A Preference Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled, together with a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of be converted, or in the case of conversion pursuant to Article 16.2, on the effective date of the offering as provided in article date of the offering as provided in Article 16.1above. And the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date; provided, that if any such conversion is made in connection with any transaction that would, if completed, constitute a liquidation of the Company for purposes of Article 113 hereof, or in connection with any public offering of the Company’s securities then such conversion may be made contingent upon, and effective only as of, the closing of such transaction or offering.

(d)  Adjustments to conversion price for diluting issues.

(i) Special definitions, for purposes of this Article 16(d) the following definitions shall apply;

(1) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either ordinary shares or convertible securities.

(2) “Original issue date” shall mean the date that shares of the Series A Preference Shares are first issued.

(3) “Convertible securities” shall mean any evidences of indebtedness, shares (other than Ordinary Shares) or other securities convertible into or exchangeable for Ordinary Shares.

(4) “Additional ordinary shares” shall mean all Ordinary Shares issued (or, pursuant to Article 16(d) (iii) deemed to be issued) by the company after the original issue date, other than Ordinary Shares issued or issuable (or pursuant to Article 16(d) (iii) deemed to be issued;

(A) upon conversion of the Series A Preference Shares;

(B) to officers directors or employees of, or consultants to ,the company pursuant to a share grant, option plan or purchase plan or other share incentive program or agreement approved by a majority of the Board.

(C) to any bank, equipment lesser, creditor, landlord, supplier or customer pursuant to a transaction that is for primarily non-financing purposes and approved by a majority of the Board; or

(D) pursuant to acquisitions incenses joint ventures or transactions with strategic partners which are for primarily non-financing purposes and approved by a majority of the Board.

(ii)                                  No Adjustment of conversion price. No adjustment in the Conversion Price of Series A Preference Share shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of and immediately prior to such issue.

(iii)                               Deemed issue of additional Ordinary Shares.

(1)          Options and convertible securities, in the event, at any time or from time to time after the original issue date, the Company shall issue any options or convertible securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options or convertible securities, then the maximum number of Ordinary Shares issuable upon the exercise of such options or in the case of convertible. Securities and options therefore, the conversion or exchange of such convertible securities, shall be deemed to be additional Ordinary Shares issued as of the time of such issue or in case such a record date shall have been fixed as of the close of business on such record date provided that additional Ordinary Shares shall not be deemed to have been issued as to the be deemed to have been issued as to the Series A Preference Shares unless the consideration per share (determined pursuant to Article 16(d)(v) hereof) of such Additional Ordinary Shares would be less than the Conversion Price in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued;

(A)        no further adjustment in the Conversion Price shall be made upon the subsequent issue of convertible securities or shares of Ordinary Shares upon the exercise of such options or conversion or exchange of such convertible securities; and

(B)          if such options or convertible securities by their terms provide with the passage of time or otherwise for any change in the consideration payable to the Company or in the number of Ordinary Shares issuable (including a change resulting from the extirpation of such options or the rights of conversion or exchange of such convertible securities) upon the exercise conversion or exchange thereof, the conversion price computed upon the original issue thereof(or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such options or the rights of conversion or exchange under such convertible securities.

(2)          Share Dividends. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Ordinary Shares payable in Ordinary Shares, options or convertible securities additional ordinary shares shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders or any class of securities entitled to receive such dividend.

(iv) Adjustment of conversion price upon issuance of additional Ordinary Shares. In the event the Company shall issue additional Ordinary Shares(including additional Ordinary Shares deemed to be issued pursuant to Article 16(d)(iii) without consideration or for a consideration per share less than the conversion price in effect on the date of and immediately prior to such issue then, and in such event the conversion price shall be reduced concurrently with such issue to a price (calculated to the nearest cent ) equal to the amount of consideration per share received by the Company a result of such issuance of additional Ordinary Shares.

(v) Determination of consideration, for purposes of this Article 16(d) the consideration received by the company for the issue of any additional Ordinary Shares shall be computed as follows:

(I) Cash and Property; such consideration shall;

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and provided further that no deduction shall be made for any reasonable and customary commissions or expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board provided that such fair market value shall not exceed the aggregate current market price of the Ordinary Shares being issued ;and

(C) in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be computed as the portion of such consideration so received in respect of the Additional Ordinary Shares computed as provided in clauses (A) and (B) above by the Board.

(2) Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 16(iii), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities, and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(3) Share Dividends. Any additional shares of Ordinary Shares deemed to have been issued relating to a share dividend shall be deemed to have been issued for no consideration.

(e) Adjustment for share splits and combinations. If the Company at any time or from time to time effects a subdivision of the outstanding Ordinary Shares the conversion price then in effect immediately before that subdivision shall be proportionately decreased provided however that if the company simultaneously effects the same subdivision of the outstanding Series A Preference Shares as is undertaken with respect to the Ordinary Shares then both the original issue price and the conversion price shall be proportionately decreased conversely ,if the Company at any time or from time to time combines the outstanding Ordinary Shares the conversion price then in effect immediately before the combination shall be proportionately increased; provided, however ,that if the Company simultaneously effects the same combination of the outstanding Series A Preference Shares, then outstanding Series A Preference Shares as is undertaken with respect to the Ordinary Shares ,then both the original issue price and the conversion price shall be proportionately increased. Any adjustment under this Article 16(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in additional ordinary shares, then and in each such event the conversion price then in effect shall be decreased as of the time of such issuance or ,in the event such a record date is fixed, as of the close of business on such record date, by multiplying the conversion price then in effect by a fraction (1) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and(2) the denominator of which shall be the total number of ordinary shares issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, plus the number of Ordinary Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is no fully paid or if such distribution is not fully made on the date fixed therefore, the conversion price shall be recomputed accordingly as of the close of business on such record date and thereafter the conversion price shall be adjusted pursuant to this Article 16(f) as of the time of actual payment of such dividends or distributions.

(g) Adjustments for Other Distributions. In the event the Company shall declare a distribution to holders of Ordinary Shares payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets(excluding cash dividends) or options or rights not referred to in Articles 16(e)and 16(f), then, in each such case for the purpose of this Article 16(g), the holders of the Series A Preference Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares of the Company into which their Series A Preference Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

(h) Adjustments for Reclassification. If the Ordinary Shares issuable upon the conversion of the  Series A Preference Shares are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of  shares or a share dividend, as provided for elsewhere in this Article 16), then and in any such event each holder of Series A Preference Shares shall have the right thereafter to convert such shares into the kind and amount of shares and other securities and property receivable upon such reclassification or other change, by holders of the number of the Ordinary Shares into which such Series A Preference Shares might have been converted immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

(i) No Impairment. The Company will not, by amendment of its Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action ,avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 16 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preference Shares against impairment.

(j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of the Series A Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Original Issue Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preference Shares.

(k) Notices of Record Date. In the event that the Company shall propose at any time:

(i)                                       to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)                                    to offer for subscription pro rate to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(iii)                                 to effect any reclassification or recapitalization of its outstanding Ordinary Shares involving a change in the Ordinary Shares ;or

(iv)                                to merge or consolidate with or into any other company, or sell ,lease or convey all or substantially all its property or business, or to liquidate ,dissolve or wind up;

then, in connection with each such event, the Company shall send to the holders of the Series A Preference Shares:

(1)          at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights and a description thereof (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

(2)          in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preference Shares at the address for each such holder as shown on the books of the Company.

(l)                     Reservation of Shares Issuable. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Series A Preference Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preference Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(m)               Right of Buy Back.  In the event the Company fails to qualify for an initial public offering within the stipulated months following the first date of the execution of the Investors Agreements, the Investors at anytime after the expiration of the such period shall be entitled to the right to require the holder of the Ordinary Shares to purchase all or part of their shares in accordance with the following amounts, whichever is higher:

i)             specified times in the Investors Agreements of the Original Price of each Share plus the annual accrued dividends and all accrued but unpaid dividends payable to the Investors (in accordance with their corresponding Shareholdings they request to be buy-back), in which the interim dividends shall be calculated in accordance with the relevant portion of the dividends of such year; or

ii)          the fair market value of the Shareholdings of the Investors (in respect of their corresponding Shareholdings they request to be buy-back) which shall be determined by an independent third party which is approved by the Investors and the Company.

(n)                 Right of Inspection.  The Investor shall be entitled to inspection and the Company shall provide to the Investors of the following documents:

(i)         the annual financial statements audited by an accounting firm approved by the Investors and the Company within 90 days following the end of each financial year;

(ii)      the monthly unaudited financial statements prepared in accordance with the PRC GAAP within 21 days following the end of each financial month; and

(iii)   the annual financial budget of the next financial year within 30 days prior to the end of each financial year.

CALLS ON SHARES

17. (a)       The Directors may from time to time make calls upon the members in respect of all monies unpaid on their shares (whether on account of the nominal value of the shares or by way of  premium) but subject always to the terms of issue of such shares, and any such call may be made payable by installments .

(b)               Each member shall, subject to receiving at least fourteen days notice specifying the time or times and place for payment, pay to the Company the amount called on his shares and at the time or times and place so specified. The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, any of the members shall not invalidate the call.

18. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed. A call may be revoked, varied or postponed as the Directors may determine.

19. If any part of a sum called in respect of any shares or any installment of a call be not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall be liable to pay interest on the outstanding part thereof at such rate as the Directors shall determine from the day appointed for the payment of such call or installment to the time of discharge thereof in full; but the Directors may, if they shall think fit, waive the payment of such interest or any part thereof.

20. If, by the terms of the issue of any shares or otherwise, any amount is made payable upon allotment or at any fixed time, whether on account of the nominal amount of the shares or by way of premium, every such amount shall be payable as if it were a call duly made and payable on the date on which by the terms of the issue the same becomes payable; and all the provisions thereof with respect to the payment of calls and interest thereon, or to the forfeiture of shares for non-payment of calls, shall apply to every such amount and the shares in respect of which it is payable in the case of non-payment thereof .

21. The Directors may, if they shall think fit, receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him; and upon all or any of the monies so paid in advance the Directors may (until the same would, but for such payment in advance, become presently payable) pay interest at such rate as may be agreed upon between the member paying the monies in advance and the Directors. The Directors may also at any time repay the amount so advanced upon giving to such member one month’s notice in writing.

22. On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution making the call is duly recorded in the resolution making the call is duly recorded in the Minute Book; and that notice of such call was duly given to the member sued in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

23. No member shall, unless the Directors otherwise determine. Be entitled to receive any dividend, or, subject to the Ordinance, to receive notice of or to be present or vote at any general meeting, either personally or (save as proxy for another member ) by proxy, or to exercise any privileges as a member, or be reckoned in a quorum, until he shall have paid all calls or other sums for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses(if any).

FORFEITURE

24. If any member fails to pay in full any call or installment of a call on the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of the call or installment remains unpaid serve a notice on him requiring him to pay so much of the call or installment as is unpaid together with interest accrued and any expenses incurred by reason of such non-payment.

25. The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which such call or installment or part thereof required by the notice is to be made,

and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

25E.              The provisions of these regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

26.           Pre-emption Rights.

The Company shall not issue any Shares to any person (the “New Subscriber”) unless there shall be Shares not taken up by the existing holders unless the Company has first made an offer in writing to the Investors in the proportion of their respective Shareholdings in the Company and if there is a New Subscriber present, on terms identical to or more favourable terms than the terms offered to the New Subscriber.

In the event the existing holders offer to sell all or part of their Shares to a third party, such offer shall not be valid or effective until first giving an option to the Investors to decide whether to (i) purchase such shares with the identical terms offered to the third party; or (ii) sell their Series A Preference Shares to the third party with the identical terms offered to the third party in accordance with the Investors’ respective Shareholdings.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

26.  No resolution of the members shall be passed or other decision or action taken by or on behalf of the following matters with respect to the Company without affirmative vote or consent recording in writing of all the Investors and the Company shall procure that no resolution of the members shall be passed or other decision of action taken by or on behalf of the Subsidiaries concerning any of the following matters with respect to the Subsidiaries without the affirmation vote or consent recorded in writing of the Investors:

26.1                           increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

26.2                           consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

26.3                           by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;

26.4         cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

27.   Subject to the provisions of the Ordinance and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, no resolution of the members shall be passed or other decision or action taken by or on behalf of the following matters with respect to the Company without affirmative vote or consent recording in writing of all Investors and the Company shall procure that no resolution shall be passed or other decision of action taken by or on behalf of the Subsidiaries concerning any of the following matters with respect to the Subsidiaries without the affirmation vote or consent recorded in writing of the Investors :

27.1         change its name

27.2         alter or add to these Articles;

27.3         alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

27.4         reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

28.    Subject to the provisions of the Ordinance, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

29.    All general meetings other than annual general meetings shall be called extraordinary general meetings.

30.         The Company shall, if required by the Ordinance, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it.  The annual general meeting shall be held at such time and place as the Directors shall appoint.  At these meetings, the report of the Directors (if any) shall be presented.

31.         The Company may hold an annual general meeting, but shall not (unless required by Ordinance) be obliged to hold an annual general meeting.

32.         The Directors may call general meetings, and they shall on a member’s requisition forthwith proceed to convene an extraordinary general meeting of the Company.

33.         A member’s requisition is a requisition of member’s of the Company holding, on the date of deposit of the requisition, not less than either (i) a majority of the voting power of all of the Ordinary Shares, or (ii) a majority of the voting power of all the Series A Preference Shares (on an as-if-converted basis) of the Company entitled to attend and vote at general meetings of the Company.

34.         The requisition must state the objects of the meeting and must be signed by the requisitions and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitions.

35.         If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitions, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

36.         A general meeting convened as aforesaid by requisitions shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

37.         At least five (5) days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such meeting both (i) by the members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat, and (ii) by the members (or their proxies) holding a majority of the aggregate voting power of all the Series A Preference Shares (on an as-if-converted basis) of the Company entitled to attend and vote thereat.  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed both (i) by the members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat, and (ii) by the Members (or their proxies) holding a majority of the aggregate voting power of all the Series A Preference Shares (on an as-if-converted basis)  of the Company entitled to attend and vote thereat.

38.         The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

39.         The officer of the Company who has charge of the Register of Members of the Company shall prepare and make, at least two (2) days before every general meeting, a complete list of the members entitled to vote at the general meeting, arranged in alphabetical order, and showing the address of each member and the number of shares registered in the name of each member.  Such list shall be open to examination by any member for any purpose germane to the meeting, during ordinary business hours, for a period of at least two (2) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any mmber of the Company who is present.

PROCEEDINGS AT GENERAL MEETINGS

40.         No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The holders of a majority of the aggregate voting power of all of the Ordinary Shares entitled to notice of and to attend and vote at such general meeting and the holders of a majority of the aggregate voting power of all the Series A Preference Shares (on an as-if-converted basis) entitled to notice of and to attend and vote at such general meeting, together, present in person or by proxy or if a company or other non-natural person by its duly authorised representative shall be a quorum.

41.         A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

42.         Subject to Articles 26 and 27, a resolution in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if:

42.1                           in the case of a Special Resolution, it is signed by all members required for such Special Resolution to be deemed effective under the Ordinance; or

42.2                           in the case of any resolution passed other than as a Special Resolution, it is signed by members for the time being holding Shares carrying in aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting at which all Shares entitled to vote thereon were present and voted (calculated in accordance with Article 51) (or, being companies, signed by their duly authorised representative).

43.         A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any general meeting, the members (or their proxies) holding a majority of the aggregate voting power of all of the Shares (whether

Preference or Ordinary) of the Company represented at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member entitled to vote thereat.

44.         The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he or she shall not be present within ten (10) minutes after the time appointed for the holding of the meeting, or is unwilling or unable to act, the Directors present shall elect one of their number, or shall designate a member, to be chairman of the meeting.

45.         With the consent of a general meeting at which a quorum is present, the chairman may (and shall, if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice.

46.         A resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands, the chairman demands a poll, or any other member or members collectively present in person or by proxy and holding at least a majority of the aggregate voting power of all of the Shares (whether Preference or Ordinary) of the Company entitled to attend and vote at the meeting demand a poll.

47.         Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

48.         The demand for a poll may be withdrawn.

49.         Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

50.         A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

VOTES OF MEMBERS

51.         Except as otherwise required by law or these Articles, the Ordinary Shares and the Series A Preference Shares shall vote together on an as-if-converted basis on all matters submitted to a vote of members.  Each Ordinary Share issued and outstanding shall have one vote and each Series A Preference Share issued and outstanding shall have the number of votes equal to the number of Ordinary Shares into which such Series A Preference Shares are convertible pursuant to Article 16.

52.         In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

53.         A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his or her committee, receiver, curator bonis or other person on such member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

54.         No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he or she is registered as a member on the record date for such meeting nor unless all calls or other monies then payable by such member in respect of Shares have been paid.

55.         No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

56.         On a poll or on a show of hands, votes may be cast either personally or by proxy.  A member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.  Where a member appoints more than one proxy, the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

57.         A member holding more than one Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting.

PROXIES

58.         The instrument appointing a proxy shall be in writing, be executed under the hand of the appointer or of his or her attorney duly authorised in writing, or, if the appointer is a corporation, under the hand of an officer or attorney duly authorised for that purpose.  A proxy need not be a member of the Company.

59.         The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, no later than the time for holding the meeting or adjourned meeting.  The chairman may in any event, at his or her discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted shall be invalid.

60.         The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

61.         Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

62.         Any corporation or other non-natural person that is a member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or any class of members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

63.         Shares in the Company that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

APPOINTMENT OF DIRECTORS

64 The number of members comprising the Board of Directors shall be six (6), GD shall appoint three (3), SEE and EH and TDR shall each have one(1). The meeting of the Board of Directors shall be held at least twice a year and once every half of a year. The minimum number of members attending the meeting shall be (four), which shall include the directors appointed by SEE and EH and TDR. All expenses incurred due to the activities of the Board of Directors, including, but not limited to, the expenses for attending the meeting of the Board of Directors, shall be borne by the Company.

POWERS OF DIRECTORS

64.         Subject to the provisions of the Ordinance, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by or under the direction of the Directors who may exercise all the powers of the Company; provided, however, that the Company shall not carry out any action inconsistent with Articles 26 and 27.  No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors that would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

65.         All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

66.         The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

67.         The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE AND REMOVAL OF DIRECTOR

68.         The office of a Director shall be vacated if:

69.1                           a Director gives notice in writing to the Company that he or she resigns the office of Director; or

69.2                           if the Director dies, becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally; or

69.3                           if the Director is found to be or becomes of unsound mind.

69.4                           any Director who shall have been elected by a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the Shares of such specified group, given at a special meeting of such members duly called or by an action by written consent for that purpose. Any vacancy in the Board of Directors caused as a result of one or more of the events set out in Article 69.1 to 69.3 of any such Director who shall have been elected by a specified group of Members, may be filled by, and only by, the vote of the holders of a majority of the Shares of such specified group given at a special meeting of such members or by an action by written consent, unless otherwise agreed upon among such members.

PROCEEDINGS OF DIRECTORS

69.         A Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director.  At all meetings of the Board of Directors a majority of the number of Directors elected in accordance with Article 64 that includes the Series A Directors nominated by the holders of the Series A Preference Shares shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the Directors present (in person or in alternate) at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Ordinance, the Memorandum or these Articles.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting, until a quorum shall be present.  If only one Director is elected, such sole Director shall constitute a quorum.

70.         Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least three (3) days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons at least three (3) days prior to the next regularly scheduled board meeting.

71.         A person may participate in a meeting of the Directors or committee of the Board of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.  Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

72.         Subject to Article 77A, a resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Board of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Board of Directors as the case may be, duly convened and held.

73.         Meetings of the Board of Directors may be called by the President, Chief Executive Officer or the Series A Director of the holders of the Series A Preference Shares on forty-eight (48) hours’ notice to each Director, either personally, by telephone, by mail, by E-mail or by telegram; meetings shall be called by the President, Chief Executive Officer or the Secretary in like manner and on like notice on the written request of one (1) Director unless the board consists of only one Director; in which case meetings shall be called by the President, Chief Executive Officer or Secretary in like manner or on like notice on the written request of the sole Director.

74.         The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

75.         The Directors may elect a chairman of their board and determine the period for which he or she is to hold office; but if no such chairman is elected, or if at any meeting the chairman shall not be present within ten (10) minutes after the time appointed for holding the same, the Directors present may choose one of their members to be chairman of the meeting.

76.         All acts done by any meeting of the Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there were some defects in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

77A. No resolution shall be passed or no actions shall be taken with respect to the following matters by the Board of Directors without the consent of all the directors:

1)              any authorization, creation (by newly characterization or by other means), issue of the company’s securities or undertaking any liabilities of issuing any securities of the Company, or increase of the registered capital of the subsidiaries of the Company;

2)              increase or decrease of the total shares owned by SEE, EH and TDR;

3)              amend, delete or create any clauses in the Company’s Memorandum or the Articles of Association or other basic files and/or documents;

4)              declare or pay dividends of the Company;

5)              increase the number of the Board of Directors in any companies;

6)              involve in any liquidation, merge or sale or purchase of substantial assets of the Company and/or its related companies, or change in the controlling power within the Company and/or its related companies;

7)              increase the number of issued shares in respect of the Employee Share Option Plan or similar plan;

8)              employ any senior management personnel whose annual remuneration is more than HK$400,000.00. Increase the annual remuneration of the Company’s senior management whose annual remuneration is more than HKD400,000.00 or the equivalent amount of RMB with over 50% increment;

9)              allow or by other means transfer any of the Company’s patents, copyrights, trademarks or other intellectual properties other than in the normal course of the business.

10)        incur any liabilities exceeding HKD5,000,000 or the equivalent amount of RMB by borrowing or other means, or incur any liabilities with the Company’s patents, copyrights, trademarks or other intellectual properties as collateral;

11)        issue of any loans exceeding HKD1,000,000.00 or the equivalent in RMB to any directors, company’s management or employees or related parties; or issue any loans or loan guarantees exceeding HKD300,000.00 or the equivalent in RMB to any related parties;

12)        purchase of any real properties exceeding HKD5,000,000.00 or the equivalent in RMB;

13)        involve in any single transactions or series of transactions exceeding the aggregate value of HKD5,000,000.00 or the equivalent amount of RMB other than in the normal course of the Company;

14)        approve the annual budget of the Company;

15)        appoint or reappoint the companies general manager, assistant general manager and chief financial officer;

16)        appoint or reappoint the Company’s auditors;

17)        change the nature and structure(including the shareholding structure) of the Company and its subsidiaries; and

18)        involve in any behaviour adversely affect the ownership rights, preferential rights or any other privileges entitled to and received by the SEE, EH and TDR, where such adverse effect is reasonably foreseeable.

PRESUMPTION OF ASSENT

77.         A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent shall be entered in the minutes of the meeting or unless the Director shall file his or her written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such Person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

78.         Subject to Article 84, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

79.         Subject to Article 84, a Director may act by himself or herself or his or her firm in a professional capacity for the Company and such Director or firm shall be entitled to remuneration for professional services as if such Director were not a Director.

80.         Subject to Article 84, a Director of the Company may be or become a director or other officer of or otherwise interested in any Company promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by such Director as a director or officer of, or from his or her interest in, such other Company.

81.         In addition to any further restrictions set forth in these Articles, no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested (each, an “Interested Transaction”) be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such Interested Transaction by reason of such Director holding office or of the fiduciary relation thereby established, so long as the material facts of the interest of each Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other Directors.

MINUTES

82.         The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any series of Shares and of the Directors, and of committees of the Board of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

83.         Subject to these Articles, including but not limited to Article 85, the Board of Directors may approve the delegation of any of their powers to any committee consisting of one or more Directors.  The Board of Directors (including the affirmative vote of the Director of holders of the Series A Preference Shares) may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member if such other Director’s appointment is approved or ratified by the Board of Directors (including the affirmative vote of the Director of holders of the Series A Preference Shares). Any committee, to the extent allowed by law and provided in the resolution establishing such committee (which resolution shall include the affirmative vote of the Director of holders of the Series A Preference Shares), shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company.  Each committee shall keep regular minutes and report to the Board of Directors when required.  The Board of Directors (including the affirmative vote of the Director of holders of the Series A Preference Shares) may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by such Person provided that the appointment of a managing Director shall be revoked forthwith if he or she ceases to be a Director.  Any such delegation may be made subject to any conditions the Board of Directors may impose and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee of the Board of Directors shall be governed by the Articles regulating the proceedings of Board of Directors, so far as they are capable of applying.

84.   Board Committees.

a)      Subject to these Articles, including but not limited to Article 85(b), the Board of Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any Person to be a member of such committees or local boards.  Any such appointment may be made subject to any conditions the Board of Directors may impose and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee of the Board of Directors shall be governed by the Articles regulating the proceedings of the Board of Directors, so far as they are capable of applying.  No committee created by the Board of Directors shall have more than three (3) members and the holders of a majority of the then outstanding Series A Preference Shares, voting together as a separate class and on an as-if-converted into Ordinary Shares basis, shall have the right, but not the obligation, to appoint one (1) member to each committee.

b)      The Company shall establish and maintain a Compensation Committee of the Board of Directors (the “Compensation Committee”) and an Audit Committee of the Board of Directors (the “Audit Committee”).  Each of the Compensation Committee and Audit Committee shall be comprised of no more than three (3) members of the Board of Directors, of which one (1) shall be designated and appointed by the holders of the then outstanding Series A Preference Shares.

85.   The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

86.   The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

87.   Subject to these Articles, including but not limited to Articles 85(b) and 87, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the

Directors may think fit.  Unless otherwise specified in the terms of an officer’s appointment, an officer may be removed by resolution of the Directors or members.

NO MINIMUM SHAREHOLDING

88.   Subject to the approval by a majority of the Directors (including the consent of the Director of holders of the Series A Preference Shares), the Company in a general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed, a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

89.   The remuneration to be paid to the Directors, if any, shall be such remuneration as determined by the Board of Directors (including the consent of the Director of holders of the Series A Preference Shares).  The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Board of Directors or committees of the Board of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board of Directors, or a combination partly of one such method and partly the other.

90.   The Directors may be resolution approve additional remuneration to any Director for any services other than his or her ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director. Notwithstanding the above, the Director of holders of the Series A Preference Shares and Joint Director shall be entitled to reimbursement from the Company for all reasonable, documented expenses incurred in their service as Directors.

SEAL

91.   The Company may, if the Directors so determine, have a Seal.  The Seal shall only be used by the authority of the Directors or of a committee of the Board of Directors authorised by the Board of Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

92.   The Company may have for use in any place or places outside Hong Kong a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

93.   A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him or her under seal or to be filed with the Registrar of Companies in Hong Kong or elsewhere whosesoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

94.   Subject to the Ordinance and these Articles, the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the assets of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Ordinance.

95.   All dividends and distributions shall be declared and paid according to the provisions of these Articles .

96.   Subject to Article 77A, the Directors may, if they think fit, from time to time, pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.  If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential or special rights in regard to the dividend, and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.  The Directors may deduct from any dividend or distribution payable to any member all sums of money (if any) then payable by such member to the Company on account of calls or otherwise.

97.   Subject to the provisions of these Articles, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other Company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the basis of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the Directors.

98.   Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Share held by them as joint holders.

99.   No dividend or distribution shall bear interest against the Company, except as expressly provided in these Articles.

100. Any dividend that cannot be paid to a member and/or that remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the member.  Any dividend that remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

101(a)

1)      Right of Sale

EH, SEE and TDR shall be entitled to sell all or part of their Series A Preference Shares to a third party.  Whereas when EH, SEE and TDR sell all or part of their Preference S hares to a third party, other shareholders of the Company shall be entitled to the right of preemption.

Such Right of Sale shall terminate upon qualified IPO of the Company.

2)      Right of Joint-Sale

In the event GD sell all or part of its shares, EH, SEE and TDR shall be entitled to the same terms and conditions to sell their shares with GD in accordance with their corresponding proportion of the shareholding in the Company.

Such Right of Joint-Sale shall terminate upon qualified IPO of the Company.

3)      Right of Preemption

In the event GD sell all or part of their shares, EH, SEE and TDR shall be entitled to the right of preemption with the same price.

Such Right of Preemption shall terminate upon qualified IPO of the Company.

4)      Right to Dividends

The Company shall issue dividends to its shareholders annually unless SEE, EH and TDR agree not to do so. If the Company realized qualified IPO before 31 December, 2009, SEE, EHL and TDR agree that the Company is not obliged to distribute dividends; if the Company fails to complete qualified IPO before 31 December, 2009, the clause of Right to Dividends shall still be valid and effective.

The Company shall not issue any dividends to any other shareholders by the way of cash, property, or authorized shares before SEE, EH and TDR have received full amounts of dividends.

5)      Preferential Right of Subscription

Where the company proposes a new share offering of any number to any third party (other than for employees’ share option), SEE, EH and TDR shall be entitled to have the first priority to purchase such new shares in accordance with their corresponding proportion of shareholding at the same price. After the first preferential purchase right has been exercised, other shareholders shall be entitled to have the second priority to purchase the remaining proportion of such new shares.

Such Preferential Right of Subscription shall terminate upon qualified IPO of the Company.

6)      Rights to Information

A.     Information for financial situation. As long as SEE, EH and TDR holds any Series A Preference Shares of the Company, the Company shall deliver to SEE, EH and TDR the following documents relevant to the Company (or to its associated/related Companies)

1 the annual financial statements audited by the accounting firm approved by SEE, EH and TDR which shall be submitted to SEE, EH, and TDR within 90 days following the end of each financial year.

2 The monthly unaudited financial statements prepared in accordance with the HK or PRC GAAP, which shall be submitted to SEE, EH and TDR within 21days following the end of each financial month.

3 The annual financial budget of next financial year, which shall be submitted to SEE, EH and TDR prior to the end of each financial year.

B.      Right of Inspection. SEE, EH and TDR shall be entitled to the right of inspection for any facilities and fields owned by the Company and its subsidiaries, provided that SEE, EH and TDR shall inform the Company to be inspected two business days in advance.

C.      Information for qualified IPO. EH and TDR shall be entitled to participate entirely in the whole process of the Company’s IPO for the purpose of fully understanding of its arrangements and progress so that EH may provide relevant suggestions regarding the IPO.

101(b) Anti-Dilution clause

According to the Investment Agreement 1, SEE shall be entitled to adjust its proportion of shareholding by means of diluting the shareholding proportion of other shareholders (that is, by means of solely issuing shares to SEE by the Company), or by free transferring of the corresponding shares of GD to SEE. In the event SEE adjusts its proportion of shareholding by means of diluting the shareholding proportion of other shareholders (that is, by means of solely issuing shares to SEE by the Company), EH and TDR shall be entitled to acquire the newly issued shares for zero consideration to ensure their proportion of shareholding in the Company stays to be 5.33% and 1.87% after the completion of the foregoing adjustment.

According to the Investment Agreement 2, EH shall be entitled to adjust its proportion of shareholding by means of diluting the shareholding proportion of other shareholders (that is, by means of solely issuing shares to EH by the Company), or by free transferring of the corresponding shares of GD to EH. In the event EH adjusts its proportion of shareholding by means of diluting the shareholding proportion of other shareholders (that is, by means of solely issuing shares to EH by the Company), TDR shall be entitled to acquire the newly issued shares for zero consideration to ensure its proportion of shareholding stays to be 1.87% after the completion of the foregoing adjustment.

In the event the above adjustment is not enforceable due to the restriction of the legal system, EH and TDR shall be entitled to request GD to undertake the said anti-dilution responsibility as an alternative. To achieve this goal and to protect the well-structured anti-dilution provision, GD shall transfer its shares to EH and TDR with zero consideration to ensure its proportion of shareholding stays to be 5.33% and 1.87% after the completion of the foregoing adjustment.

In the event Company issues any new shares (or convertible bonds), and the unit price for such shares (“New Price”) is less than the unit price agreed under the Investment Agreements, the anti-dilution provision shall be applicable. EH and TDR shall be entitled to acquire the newly issued shares for zero consideration, and the average price paid for the shares of EH and TDR shall be equal to the new price after such issue of new shares, except as the new shares issued under the Employee Option Plan, or the issued shares approved by the all the directors of the Company under any other incentive plan.

In the event the above policy is not enforceable due to the restriction of the legal system, EH and TDR shall be entitled to request GD to undertake the said anti-dilution duty as an alternative. To achieve this goal and to protect the well-structured anti-dilution provision , GD shall transfer its shares to EH and TDR with zero consideration to ensure the average price paid for the shares of EH and TDR (including the shares acquired in accordance with the Investment Agreements) shall be equal to the new price after such transfer of new shares.

In the event the Company sets up an Employee Share Option Plan, as a measurement to protect anti-dilution agreement, EH and TDR shall be entitled to further acquire the issued shares of the Company at zero consideration to ensure its proportion of ownership not less than 5.33% and 1.87%.

In the event the above policy is not enforceable due to the restrictions of the legal system, EH and TDR shall be entitled to request GD to undertake the said anti-dilution duty as an alternative. To achieve this goal and to protect the well-structured anti-dilution provision , GD shall transfer its shares to EH and TDR with zero consideration to ensure the proportion of ownership of EH not less than 5.33% and 1.87%.

No matter what make the proportion of shareholding of EH less than 5.33%, and the proportion of shareholding of TDR less than 1.87%, EH and TDR shall be entitled to further acquire the shares of the Company with the corresponding rational consideration to ensure their proportion of shareholding not less than that descried in the “First” of the Amendment of Articles of Association.

Such clause of Anti-Dilution shall terminate upon qualified IPO of the Company.

CAPITALIZATION

101. Subject to these Articles, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event, the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

102. Subject to Article 16(m), the Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.  Subject to the Investors’ Right Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of members not being Directors and no such member shall have any right of inspecting any account or book or document of the Company except as conferred by the Ordinance or authorized by the Directors or the Company in general meeting.

103. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

104. The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

105. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

106. Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a Company that is registered with the Registrar of Companies as an ordinary Company, and at the next extraordinary general meeting following their appointment in the case of a Company that is registered with the Registrar of Companies as an exempted Company and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

107. Except as otherwise provided in these Articles, notices shall be in writing.  Notice may be given by the Company to any member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such member or to such Member’s address as shown in the Register of members (or where the notice is given by electronic mail by sending it to the electronic mail address provided by such member).

108. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days (not including Saturdays or Sundays or public holidays) after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted.  Where a notice is given by electronic mail, service shall be deemed to be effected by transmitting the electronic mail to the electronic mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient.

109. A notice may be given by the Company to the person or persons that the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a member in the same manner as other notices that are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

110. Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a member in the Register of members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of members and every Person upon whom the ownership of a Share devolves by reason of his or her being a legal personal representative or a trustee in bankruptcy of a member of record where the member of record but for his or her death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

111. Whenever any notice is required by law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

112. If the Company shall be wound up, assets available for distribution amongst the members shall be distributed, the holders of Series A Preference Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus of the Company to the holders of the Ordinary Shares, by reason of their shareholding thereof, the amount of specified times of the Original Issue Price per share for each Series A Preference Share, then held by them and, in addition, an amount equal to all dividend but unpaid dividends on such Series A Preference Shares.

113. Subject to Article 16, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Ordinance, divide amongst the members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

114. To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the fraud or dishonesty of such Director or officer or trustee.  Except with respect to proceedings to enforce rights to indemnification pursuant to this Article, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in this Article 115 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article.

115. To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty respectively.

FISCAL YEAR

116. Unless the Directors otherwise prescribe, the fiscal year of the Company shall end on the 31st of December in each year and, following the year of incorporation, shall begin on the 1st of January in each year.

NON-COMPETITION

117. The Company together with other members holding majority Shares of the Company shall not directly or indirectly carry on or engage or involved in any business which may compete with the Company’s business.

INCONSISTENCIES

118. In the event of any inconsistencies in respect of the rights of Series A Preference Share between these Articles and the Investors Agreements, the Investors Agreements shall prevail.

I/We the undersigned, whose names, addresses and descriptions are hereto subscribed, am desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of share in the capital of the Company set opposite to my respective name:-

Names, Addresses and Description of Members

For and on behalf of
ARSD06 LIMITED

(Sd.) Leung Wah Lok

/s/ Authorized Person
Authorized Signature
Room 904, Harvest Building,
29-35 Wing Kut Street,
Central,
Hong Kong.
Corporation

Dated the 30th the day of September 2009

WITNESS to the above signature(s):

(Sd.)Leung Wai Fun Fanny
Merchant
Room 904, Harvest Building,
29-35 Wing Kut Street,
Central,
Hong Kong

ANNEX C

Set forth below is a complete list of all Investment Agreements and related instruments entered into by and between or among the Stockholders and China High, all of which have terminated as of March 31, 2010 and replaced with the Shareholders Agreement, dated March 31, 2010, by and among China New Borun Corporation, King River Holding Limited, Star Elite Enterprises Limited, Earnstar Holding Limited and TDR Advisors, Inc.:

1)  Investment Agreement, dated November 5, 2008, by and among Golden Direction, China High and Star Elite

2) Supplementary Agreement to Investment Agreement, dated November 5, 2008, by and among Golden Direction, China High and Star Elite

3) Supplementary Agreement II, dated November 5, 2008, by and among Golden Direction, China High and Star Elite

4) Supplementary Agreement, undated, by and among Golden Direction, China High and Star Elite

5) Investment Agreement, dated June 8, 2009, by and among Golden Direction, China High, Star Elite, Earnstar and Li Zi Wen

6) Supplementary Agreement I, dated June 8, 2009, by and among Golden Direction, China High, Star Elite, Earnstar and Li Zi Wen

7) Supplementary Agreement, undated, by and among Golden Direction, China High, Star Elite, Earnstar and Li Zi Wen

8) Investment Agreement, dated June 26, 2009, by and among Golden Direction, China High, Star Elite, Earnstar, TDR and Li Zi Wen

9) Confirmation Letter, dated June 26, 2009, by and among Golden Direction, China High, Star Elite, Earnstar, TDR and Li Zi Wen

10) Supplementary Agreement I, dated June 26, 2009, by and among Golden Direction, China High, Star Elite, Earnstar, TDR and Li Zi Wen

11) Supplementary Investment Agreement, dated June 30, 2009, by and among Golden Direction, China High, Star Elite, Earnstar, TDR and Li Zi Wen

ANNEX D

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in RMB unless otherwise stated)

	December 31,			September 30,
	2007	2006	2008	2008	2009	2009
	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
			($)	(RMB)	(RMB)	($)
Assets
Cash	25,234,304	20,878,871	$3,058,637	96,317,394	115,970,899	$16,989,086
Trade accounts receivable	40,908,652	38,733,910	5,674,300	17,520,217	44,273,079	6,485,758
Inventories	58,468,358	35,269,695	5,166,812	32,975,352	37,800,547	5,537,568
Prepaid expenses and other current assets	2,518,196	8,462,597	1,239,723	18,318,382	9,022,667	1,321,770
Deferred income taxes	—	1,640,997	240,397	1,564,047	—	—
Total current assets	127,129,510	104,986,070	15,379,869	166,695,392	207,067,192	30,334,182
Property, plant and equipment, net	120,951,161	309,786,576	45,381,995	243,148,618	446,690,082	65,437,591
Land use rights, net	17,542,304	32,561,369	4,770,058	32,668,495	31,929,000	4,677,419
Intangible assets, net	—	28,779,986	4,216,106	28,779,986	25,902,804	3,794,615
Total assets	265,622,975	476,114,001	$69,748,028	471,292,491	711,589,078	$104,243,807

Liabilities and Shareholders’ Equity
Trade accounts payable	55,917,537	24,987,338	$3,660,505	66,308,518	63,564,834	$9,311,892
Accrued expenses and other payables	31,997,051	57,839,153	8,473,111	106,421,864	26,837,005	3,931,471
Income taxes payable	3,152,845	6,199,770	908,232	7,047,226	22,116,778	3,239,984
Amount due to related party	—	1,407,960	206,258	500,000	908,040	133,023
Dividends payable	11,017,500	—	—	—	—	—
Short-term borrowings	24,700,000	89,700,000	13,140,547	24,700,000	143,200,000	20,977,997
Total current liabilities	126,784,933	180,134,221	26,388,653	204,977,608	256,626,657	37,594,367
Total liabilities	126,784,933	180,134,221	26,388,653	204,977,608	256,626,657	37,594,367

Commitments and Contingencies
Shareholders’ equity
Convertible preferred series A share—par value of RMB0.88; 2,000 shares authorized, issued and outstanding	—	1,759	258	—	1,759	258
Convertible preferred series B share—par value of RMB0.88; 776 shares authorized, issued and outstanding	—	—	—	—	683	100
Common share—par value of RMB0.88; 8,000 shares authorized, issued and outstanding	7,037	7,037	1,031	7,037	7,037	1,031
Subscription receivables	(7,037)	(8,796)	(1,289)	(7,037)	—	—
Additional paid-in capital	51,200,000	173,200,000	25,372,828	131,200,000	227,249,317	33,290,750
Retained earnings—appropriated	15,714,098	27,991,612	4,100,612	15,714,098	27,991,612	4,100,612
Retained earnings—unappropriated	71,923,944	94,776,558	13,884,234	119,400,785	199,940,851	29,290,213
Accumulated other comprehensive income (loss)	—	11,610	1,701	—	(228,838)	(33,524)
Total shareholders’ equity	138,838,042	295,979,780	43,359,375	266,314,883	454,962,421	66,649,410
Total liabilities and shareholders’ equity	265,622,975	476,114,001	$69,748,028	471,292,491	711,589,078	$104,243,807

See accompanying notes to consolidated financial statements.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCO,. 3

(Amounts in RMB unless otherwise stated)

	Year ended December 31,				Nine-months Ended September 30,
	2006	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				($)	(RMB)	(RMB)	($)
Revenues	271,808,571	487,305,927	615,881,195	$90,223,140	441,388,902	677,831,182	$99,298,465
Cost of good sold	216,829,009	387,729,613	493,847,780	72,345,929	362,270,916	522,039,815	76,475,904
Gross profit	54,979,562	99,576,314	122,033,415	17,877,211	79,117,986	155,791,367	22,822,561
Operating expenses:
Selling	1,651,222	1,996,368	1,436,241	210,401	1,064,323	1,998,781	292,810
General and administrative	6,765,806	8,061,531	11,492,104	1,683,529	8,307,013	9,943,767	1,456,706
Total operating expenses	8,417,028	10,057,899	12,928,345	1,893,930	9,371,336	11,942,548	1,749,516
Operating income	46,562,534	89,518,415	109,105,070	15,983,281	69,746,650	143,848,819	21,073,045
Other (income) expenses:
Interest income	(106,696)	(113,616)	(344,378)	(50,449)	(280,307)	(246,793)	(36,154)
Interest expense	1,180,000	2,350,000	2,983,610	437,082	2,280,000	6,933,800	1,015,763
Others, net	—	950	2,694,720	394,761	2,704,720	(1,417,541)	(207,662)
Total other expense, net	1,073,304	2,237,334	5,333,952	781,394	4,704,413	5,269,466	771,947
Income before income taxes	45,489,230	87,281,081	103,771,118	15,201,887	65,042,237	138,579,353	20,301,098
Income tax expense	15,504,371	28,557,072	26,640,990	3,902,756	17,565,396	33,415,060	4,895,119
Net income	29,984,859	58,724,009	77,130,128	11,299,131	47,476,841	105,164,293	15,405,979
Amortization of preferred share discount	—	—	(42,000,000)	(6,152,764)	—	—	—
Participation in undistributed earnings by preferred shareholders	—	—	(9,049,521)	(1,325,704)	—	(27,090,322)	(3,968,580)
Net income attributable to common shareholders	29,984,859	58,724,009	26,080,607	$3,820,663	47,476,841	78,073,971	$11,437,399
Earnings Per share:
Basic	3,748.11	7,340.50	3,260.08	$477.58	5,934.61	9,759,25	$1,429.68
Diluted	3,748.11	7,340.50	3,121.56	$457.29	5,934.61	7,633.36	$1,118.24
Weighted average common shares outstanding:
Basic	8,000	8,000	8,000	8,000	8,000	8,000	8,000
Diluted	8,000	8,000	8,355	8,355	8,000	10,228	10,228

See accompanying notes to consolidated financial statements.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Amounts in RMB unless otherwise stated)

	Convertible Preferred Series A Share		Convertible Preferred Series B Share		Common Share		Additional Paid-in Capital	Subscription Receivables	Appropriated Retained Earnings	Unappropriated Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Amount	Amount	Amount	Amount	Amount
Balance as of January 1, 2006	—	—	—	—	8,000	7,037	11,100,000	(7,037)	2,295,386	11,269,269	—	24,664,655
Capital contributions	—	—	—	—	—	—	40,100,000	—	—	—	—	40,100,000
Net income	—	—	—	—	—	—	—	—	—	29,984,859	—	29,984,859
Transfer to statutory reserves	—	—	—	—	—	—	—	—	4,721,786	(4,721,786)	—	—
Dividends distribution	—	—	—	—	—	—	—	—	—	(3,617,981)	—	(3,617,981)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—
Balance as of December 31, 2006 (Audited)	—	—	—	—	8,000	7,037	51,200,000	(7,037)	7,017,172	32,914,361	—	91,131,533
Net income	—	—	—	—	—	—	—	—	—	58,724,009	—	58,724,009
Transfer to statutory reserves	—	—	—	—	—	—	—	—	8,696,926	(8,696,926)	—	—
Dividends distribution	—	—	—	—	—	—	—	—	—	(11,017,500)	—	(11,017,500)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—
Balance as of December 31, 2007 (Audited)	—	—	—	—	8,000	7,037	51,200,000	(7,037)	15,714,098	71,923,944	—	138,838,042
Capital contribution	—	—	—	—	—	—	10,000,000	—	—	—	—	10,000,000
Issuance of preferred shares	2,000	1,759	—	—	—	—	112,000,000	(1,759)	—	(42,000,000)	—	70,000,000
Net income	—	—	—	—	—	—	—	—	—	77,130,128	—	77,130,128
Transfer to statutory reserves	—	—	—	—	—	—	—	—	12,277,514	(12,277,514)	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	11,610	11,610
Balance as of December 31,2008 (Audited)	2,000	1,759	—	—	8,000	7,037	173,200,000	(8,796)	27,991,612	94,776,558	11,610	295,979,780
Balance as of December 31, 2008 ($)	2,000	258	—	—	8,000	1,031	25,372,828	(1,289)	4,100,612	13,884,234	1,701	43,359,375
Balance as of December 31, 2008 (Audited)	2,000	1,759	—	—	8,000	7,037	173,200,000	(8,796)	27,991,612	94,776,558	11,610	295,979,780
Capital contribution-common shares shareholder	—	—	—	—	—	—	—	7,037	—	—	—	7,037
Capital contribution-preferred shares shareholder	—	—	—	—	—	—	—	1,759	—	—	—	1,759
Issuance of preferred shares	—	—	776	683	—	—	54,049,317	—	—	—	—	54,050,000
Net income	—	—	—	—	—	—	—	—	—	105,164,293	—	105,164,293
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	(240,448)	(240,448)
Balance as of September 30, 2009 (Unaudited)	2,000	1,759	776	683	8,000	7,037	227,249,317	—	27,991,612	199,940,851	(228,838)	454,962,421
Balance as of September 30,2009 ($)	2,000	258	776	100	8,000	1,031	33,290,750	—	4,100,612	29,290,213	(33,524)	66,649,440

See accompanying notes to consolidated financial statements.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in RMB unless otherwise stated)

	Year ended December 31,				Nine-months Ended September 30,
	2006	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				($)	(RMB)	(RMB)	($)
Net income	29,984,859	58,724,009	77,130,128	$11,299,131	47,476,841	105,164,293	$15,405,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,575,298	13,010,919	13,125,666	1,922,836	9,915,565	17,179,162	2,516,651
Amortization expense	136,140	192,141	518,721	75,990	411,595	3,509,551	514,130
Loss from disposal of production equipment	—	—	2,530,030	370,635	2,530,030	(22,808)	(3,341)
Deferred income taxes	—	—	(642,375)	(94,104)	(565,425)	1,640,997	240,397
Changes in operating assets and liabilities:
Trade accounts receivable	711,262	(40,172,613)	2,174,742	318,588	23,388,435	(5,539,169)	(811,457)
Inventories	(21,015,645)	(31,627,031)	23,198,663	3,398,474	25,493,006	(2,530,852)	(370,756)
Prepaid expenses and other current assets	13,771,100	(1,250,538)	(6,305,802)	(923,765)	(8,266,127)	(560,070)	(82,047)
Trade accounts payable	774,809	45,204,754	(30,930,199)	(4,531,101)	10,390,981	38,577,496	5,651,387
Accrued expenses and other payables	5,193,577	(5,209,027)	118,380	17,342	(7,356,613)	27,537	4,035
Income tax payable	2,595,773	557,072	3,046,925	446,357	3,894,381	15,917,008	2,331,752
Amounts due to related party	—	—	1,407,960	206,258	500,000	(499,920)	(73,235)
Net cash provided by operating activities	39,727,173	39,429,686	85,372,839	12,506,641	107,812,669	172,863,225	25,323,495
Cash flows from investing activities:
Purchases of property, plant and equipment	(94,709,234)	(4,206,268)	(130,538,366)	(19,123,137)	(76,932,093)	(146,659,099)	(21,484,737)
Asset acquisition	—	—	(93,184,016)	(13,650,936)	(28,779,986)	(30,000,000)	(4,394,832)
Purchases of land use rights	—	(11,200,000)	—	—	—	(8,428,687)	(1,234,755)
Net cash used in investing activities	(94,709,234)	(15,406,268)	(223,722,382)	(32,774,073)	(105,712,079)	(185,087,786)	(27,114,324)

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Amounts in RMB unless otherwise stated)

	Year ended December 31,				Nine-months Ended September 30,
	2006	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				($)	(RMB)	(RMB)	($)
Cash flows from financing activities:
Capital contribution	40,100,000	—	10,000,000	$1,464,944	10,000,000	—	$—
Receipt from subscription receivable	—	—	—	—	—	7,037	1,031
Proceeds from issuances of convertible preferred shares	—	—	70,000,000	10,254,607	70,000,000	54,050,000	7,918,022
Short-term borrowings (payments), net	32,000,000	(15,300,000)	65,000,000	9,522,136	—	53,500,000	7,837,450
Dividend payments	—	(5,355,901)	(11,017,500)	(1,614,003)	(11,017,500)	—	—
Net cash provided by financing activities	73,100,000	(20,655,901)	133,982,500	19,627,684	68,982,500	107,557,037	15,756,503
Effect of foreign currency exchange translation	—	—	11,610	1,701	—	(240,448)	(35,225)
Net increase (decrease) in cash	18,117,939	3,367,517	(4,355,433)	(638,047)	71,083,090	95,092,028	13,930,499
Cash—beginning of year	3,748,848	21,866,787	25,234,304	3,696,684	25,234,304	20,878,871	3,058,637
Cash—end of year	21,866,787	25,234,304	20,878,871	$3,058,637	96,317,394	115,970,899	$16,989,086
Supplemental disclosure of cash flow information:
Income taxes	15,500,000	28,000,000	24,236,439	$3,550,502	14,236,439	16,154,424	$2,366,532
Interest	1,179,635	2,332,848	2,701,184	$395,708	2,320,194	7,364,771	$1,078,898
Non-cash investing activities:
Asset acquisition	—	—	(45,815,984)	$(6,711,785)	(110,220,014)	—	$—
Accrued fixed asset purchases	(25,622,446)	3,246,900	23,111,464	$3,385,670	(26,571,860)	(9,999,262)	$(1,591,383)
Disposal of production equipment	566,810	540,913	211,243	$30,946	—	—	$—

See accompanying notes to consolidated financial statements.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in RMB unless otherwise stated)

1. Description of business

The accompanying consolidated financial statements include the financial statements of China High Enterprises Limited (“China High”), Weifang Great Chemical, Inc. (“WGC”), Shandong Borun Industrial Co., Ltd. (“Shandong Borun”) and Daqing Borun Biotechnology Co., Ltd (“Daqing Borun”).

China High, the holding company, was incorporated in Hong Kong’s Special Administrative Region on July 15, 2008.

WGC was established as a limited liability company on March 21, 2001 in China’s Shandong Province under the laws of the PRC. For restructuring and reorganization purposes, pursuant to an equity interest acquisition agreement. China High acquired all of the equity interests of WGC on October 27, 2008.

In December 2008, China High through WGC acquired 100% equity interests in Shandong Borun, the operating company. Shandong Borun was the predecessor of the Company and operated all of the business of the Company prior to a restructuring in 2008 (the “Restructuring”). Shandong Borun was set up in the city of Shouguang in China’s Shandong Province by Mr. Jinmiao Wang (“Mr. Wang”) and his family members (collectively the “Wang Family”) on December 1, 2000.

On July 9, 2008, Shandong Borun acquired all of the equity interests in Daqing Borun, a company formerly called Daqing Anxin Tongwei Alcohol Manufacturing Co., Ltd., (Anxin Tongwei), a limited liability company established under the laws of the PRC on September 20, 2004 in Daqing city, Heilongjiang Province, China. Anxin Tongwei began production of edible alcohol in 2005. Primary due to fundamental problems associated its manufacturing process, Anxin Tongwei ceased production and applied for bankruptcy on July 26, 2007. On July 1, 2008, the Court made the verdict to approve that certain Acquisition Agreement between Shandong Borun and Anxin Tongwei on June 26, 2008, and on July 9, 2009 the parties completed the acquisition pursuant to which Anxin Tongwei became a wholly-owned subsidiary of Shandong Borun. Subsequent to the acquisition, Anxin Tongwei changed its name to Daqing Borun Biotechnology Co., Ltd.

China High, WGC, Shangdong Borun and Daqing Borun are collectively referred to as the “Company”. The establishment and acquisition of China High, WGC and Shangdong Borun consisted of same majority shareholder and did not change control ownership.

The Company develops and operates its business through Shandong Borun and Daqing Borun. The Company is principally engaged in manufacture and distribution of edible alcohol and its by-products, including Distillers Dried Grains with Solubles high-protein feed (“DDGS Feed”), and corn germ in the People’s Republic of China (“PRC”).

2. Summary of significant accounting policies

Principles of Consolidation and Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the financial

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

2. Summary of significant accounting policies (Continued)

statements of the China High, WGC, Shangdong Borun and Daqing Borun. All significant inter-company transactions and balances have been eliminated upon consolidation.

The unaudited interim consolidated financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the financial position as of September 30, 2009 and the statements of operations for the nine month periods ended September 30, 2008 and 2009, as well as the statements of cash flows for the nine months ended September 30, 2008 and 2009. Certain information and disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted.

These unaudited interim consolidated financial statements should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2008. The Company believes that these financial statements contain all adjustments necessary so that they are not misleading.

The results of operations for interim periods are not necessarily indicative of the results of operations that could be expected for the full year.

Segment Reporting

The Company operates and manages its business as a single segment. As the Company primarily generates its revenues from customers in the PRC, no geographical segments are presented.

Foreign Currency Translation

The Company’s financial statements are presented in Chinese Renminbi (“RMB”), which is the Company’s reporting currency. The functional currency of the Company’s subsidiary in Hong Kong is the U.S. dollar while the functional currency of the Company’s subsidiaries in the PRC is RMB. In accordance with ASC 830, Foreign Currency Matters, the assets and liabilities of the Company’s subsidiary in Hong Kong are translated at the current exchange rate in effect at the balance sheet dates, and revenues and expenses are translated at the average exchange rates it effect during the reporting periods to RMB. Gains and losses resulting from foreign currency translation to reporting currency are recorded in accumulated other comprehensive income in the statements of changes in shareholders’ equity for the periods presented.

In accordance with SFAS No. 52, the Company translates the assets and liabilities into RMB using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation from Hong Kong Dollar into RMB are recorded in Shareholders’ equity as part of accumulated other comprehensive income.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

2. Summary of significant accounting policies (Continued)

Convenience Translation into United States Dollar Amounts (Unaudited)

The Company reports its financial statements using the RMB. The Dollar amounts disclosed in the accompanying financial statements are presented solely for the convenience of the reader, and have been converted at the rate of RMB6.8262 to one Dollar ($), which is the noon buying rate of the U.S. Federal Reserve Bank of New York in effect on September 30, 2009. Such translations should not be construed as representations that the RMB amounts represent, have been, or could be, converted into, $ at that or any other rate.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition, when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection is reasonably assured and delivery of products has occurred or services have been rendered. Delivery occurs upon receipt of products by the customers at the customers’ warehouse or designated destination.

Cost of Goods Sold

The Company’s cost of goods sold includes product costs, shipping and handling costs, and costs related to inventory adjustments, including write downs for excess and obsolete inventory. Product costs include raw materials, production overhead costs, amortization of production license, and depreciation of property, plant and equipment used directly or indirectly for production.

Advertising Expenses

Costs associated with advertising are expensed as incurred. The Company did not incur any advertising expenses for the years ended December 31, 2006, 2007, and 2008 and for the nine months ended September 30, 2008 and 2009.

Shipping and Handling Costs

The Company records all charges for outbound shipping and handling as revenue. All corresponding shipping and handling costs are classified as cost of goods sold.

Inventories

Inventories are stated at the lower of cost or market determined using the weighted average method which approximates cost and estimated net realizable value. Cost of work in progress and finished

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

2. Summary of significant accounting policies (Continued)

goods comprise direct material, direct production costs and an allocated portion of production overhead costs based on normal operating capacity.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method (after taking into account their respective estimated residual value) over the estimated useful lives as follows.

Buildings and improvements	20 to 30 Years
Machinery	10 Years
Office equipment and furnishing	3 to 5 Years
Motor vehicles	4 to 5 Years

Land Use Rights

According to the laws of the PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through the land use rights granted by the government. The land use rights represent cost of the rights to use the land in respect of properties located in the PRC. Land use rights are carried at cost and amortized on a straight-line basis over the period of rights of 50 years.

Intangible Assets

Intangible assets include production license for use in the production and distribution of edible alcohol. The production license is normally subject to inspection and renewed for every five years. Amortization expense is calculated on a straight-line basis over the useful life of the production license.

Impairment of Long-Lived Assets

The Company, in accordance with ASC 360, Property, Plant, and Equipment, reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

An impairment loss would be recognized when estimated discounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company performed impairment of long-lived assets test and no impairment losses were deemed required and as a result, the Company did not record any impairment losses for the years ended December 31, 2006, 2007, and 2008 and for the nine months ended September 30, 2008 and 2009.

Retirement and Other Postretirement Benefits

Full time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

2. Summary of significant accounting policies (Continued)

to make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Company accounts the mandated defined contribution plan under the vested benefit obligations approach based on the guidance of ASC 715, Compensation—Retirement Benefits.

The total amounts for such employee benefits which were expensed were nil, nil and RMB633,679 ($92,830) for the years ended December 31, 2006, 2007 and 2008, respectively, and RMB520,522 and RMB1,346,583 ($197,267) for the nine months ended September 30, 2008 and 2009.

Appropriated Retained Earnings

The income of the Company’s PRC subsidiaries is distributable to their shareholder after transfer to reserves as required by relevant PRC laws and regulations and the subsidiary’s Articles of Association. As stipulated by the relevant laws and regulations in the PRC, these PRC subsidiaries are required to maintain reserves which are non-distributable to shareholders. Appropriations to the reserves are approved by the respective boards of directors.

Reserves include statutory surplus reserves and discretionary reserves. Statutory surplus reserves can be used to make good previous years’ losses, if any, and may be converted into capital in proportion to the existing equity interests of shareholders, provided that the balance after such conversion is not less than 25% of the registered capital. The appropriation to the statutory surplus reserves must not be less than 10% of net profit after taxation. Such appropriation may cease to apply if the balance of the fund is equal to 50% of the entity’s registered capital. The annual appropriations of reserves of WGC, Shandong Borun and Daqing Borun are 10%, 15% and 10% of the net profit after taxation.

Dividends

The Company provides discretionary dividend payments based on the Company’s Board of Director’s approval. The Board of Director’s of the Company approved dividend payment of RMB3,617,981 as of December 31, 2006 which was paid in year 2007 and dividend payment of RMB11,017,500 as of December 31, 2007 which was paid in the first quarter of fiscal year 2008.

Income Taxes

The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted ASC 740-10-25 on January 1, 2007, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

2. Summary of significant accounting policies (Continued)

position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize any additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25.

Earnings per Share

The Company computes earnings per share in accordance with ASC 260, Earnings Per Share. Under the provisions of ASC 260, basic earnings per share is computed by dividing the net income attributable to holders of common shares for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income attributable to holders of common shares for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of convertible preferred share (using the if-converted method).

	Year ended December 31,				Nine-months Ended September 30,
	2006	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				($)	(RMB)	(RMB)	(RMB)
Numerator:
Net income attributable in common shareholders	29,984,859	58,724,009	26,080,607	$3,820,663	47,476,841	78,073,971	$11,437,399

Denominator:
Weighted average basic shares	8,000	8,000	8,000	8,000	8,000	8,000	8,000
Weighted average dilutive potential shares:
Convertible preferred series A share	—	—	355	355	—	2,000	2,000
Convertible preferred series B share	—	—	—	—	—	228	228
Denominator for diluted shares	8,000	8,000	8,355	8,355	8,000	10,228	10,228
Earnings per share:
Basic	3,748.11	7,340.50	3,260.08	$477.58	5,934.61	9,759.25	$1,429.68
Diluted	3,748.11	7,340.50	3,121.56	$457.29	5,934.61	7,633.36	$1,118.24

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

2. Summary of significant accounting policies (Continued)

Concentrations of Credit Risk and Risk Factors

Trade Accounts Receivable—Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers dispersed across diverse markets and generally short payment terms. Credit is extended based on an evaluation of the customer’s financial condition and collateral generally is not required. The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record a specific allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected.

Revenues—Substantially all of the Company’s revenues are derived from sales of edible alcohol and its by-products, including DDGS Feed, and corn germ in PRC. Any significant decline in market acceptance of the Company’s products or in the financial condition of our existing customers could impair our ability to operate effectively.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued ASC 810-10-65, Consolidation, which applies to all companies that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. ASC 810-10-65 is effective for the Company on January 1, 2009. Earlier adoption is prohibited. The Company adopted ASC 810-10-65 on January 1, 2009 and the adoption of ASC 810-10-65 did not have any impact on its results of operations or financial position.

In May 2009, the FASB issued ASC 855, Subsequent Events, ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The Company’s management evaluated all events or transactions that occurred after December 31, 2008 up through January 19, 2010, the date the Company issued the financial statements. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed other than those disclosed in Note 18 to the financial statements for the year ended December 31, 2008 and nine months ended September 30, 2009.

In April 2009, the FASB issued three related staff positions to clarify the application of FASB ASC 820 to fair value measurements in the current economic environment, modify the recognition of other-than-temporary impairments of debt securities, and require companies to disclose the fair value of financial instruments in interim periods. The final staff positions are effective for interim and annual periods ending after June 15, 2009.

•                  FASB ASC 820 (Transitional 820-10-65-4)—which provides guidance on how to determine the fair value of assets and liabilities under FASB ASC 820 in the current economic environment and reemphasizes that the objective of a fair value measurement remains the

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Amounts in RMB unless otherwise stated)

2. Summary of significant accounting policies (Continued)

price that would be received to sell an asset or paid to transfer a liability at the measurement date.

•      FASB ASC 320—which modifies the requirements for recognizing other-than-temporarily impaired debt securities and significantly changes the existing impairment model for such securities. It also modifies the presentation of other-than-temporary impairment losses and increases the frequency of and expands already required disclosures about other-than-temporary impairment for debt and equity securities.

•      FASB ASC 820-10-50—which requires disclosures of the fair value of financial instruments within the scope of FASB ASC 820 in interim financial statements, adding to the current requirement to make those disclosures in annual financial statements. The staff position also requires that companies disclose the method or methods and significant assumptions used to estimate the fair value of financial instruments and a discussion of changes, if any, in the method or methods and significant assumptions during the period.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued its final Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162” (“SFAS No. 168”). SFAS No. 168 established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities in the preparation of financial statements. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All guidance in the ASC carries an equal level of authority. The ASC supersedes all previously existing non-SEC accounting and reporting standards. The ASC simplifies user access to all authoritative GAAP by reorganizing previously issued GAAP pronouncements into approximately 90 accounting topics within a consistent structure, without creating new accounting and reporting guidance. The ASC became effective for financial statements issued for interim and annual periods ending after September 15, 2009; accordingly, the Company adopted the ASC in the third quarter of fiscal 2009. Following SFAS No. 168, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right; these updates will serve only to update the ASC, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the ASC. In the discussion that follows, the Company will refer to ASC citations that relate to ASC Topics and their descriptive titles, as appropriate, and will no longer refer to citations that relate to accounting pronouncements superseded by the ASC.

In June 2009, the FASB issued ASC 860, which eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets. FASB ASC 860 will be effective for transfers of financial assets in fiscal years beginning after November 15, 2009 and in interim periods within those fiscal years with earlier adoption prohibited. The Company will adopt FASB ASC 860 on October 1, 2010.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

3. Fair value measurements

ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

•      Level 1-Valuations based on unadjusted quored prices in active markets for identical assets or liabilities that the Company holds. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•      Level 2-Valuation based on quoted prices in markets that are not active for which all significant inputs are observable, either directly or indirectly.

•      Level 3-Valuations based on inputs that are unobservable and significant to the overall  fair value measurement.

The Company adopted ASC 820, Fair Value Measurements and Disclosures, on January 1, 2008 for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The Company has not adopted ASC 820 for non financial assets and non financial liabilities, as these items are not recognized at fair value on a recurring basis. The adoption of ASC 820 for all financial assets and liabilities did not have any impact on the Company’s consolidated financial statements and the Company does not expect to have any impact on the Company’s consolidated financial statements if ASC 820 for nonfinancial assets and liabilities is adopted.

Financial instruments include cash, accounts receivable, prepayments and other receivables, short-term borrowings from banks, accounts payable and accrued expenses and other payables. The carrying amounts of cash, accounts receivable, prepayments and other receivables, short-term loans, accounts payable and accrued expenses approximate their fair value due to the short term maturities of these instruments.

4. Acquisition

On July 9, 2008, Shandong Borun acquired all of the equity interests in Anxin Tongwei which changed its name to be Daqing Borun Biotechnology Co., Ltd. subsequent to the acquisition. The total purchase

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

4. Acquisition (Continued )

consideration was approximately RMB139,000,000. The purchase consisted of cash payment and short term payable arrangement. The Company fully paid the consideration amount as of November 30, 2009.

Anxin Tongwei was incorporated in Heilongjiang Province, PRC on September 20, 2004. It began production of edible alcohol in 2005. Primarily due to fundamental problems associated with its manufacturing process, Anxin Tongwei ceased production in June 2007 and filed for bankruptcy protection in July 2007.

As of the acquisition date, Anxin Tongwei had been idle for more than one year, with no management personnel or production employees, and no revenue. According to Emerging Issues Task Force (“EITF”) 98-3, since the acquired set of assets exclude several key items (employees, processes and customers), the Company concluded that the acquired set of assets does not constitute a business, and as a result, accounted for the transaction as an asset acquisition.

The total purchase price of RMB139,000,000 was allocated based on the estimated fair values of the assets acquired and liabilities assumed at the date of purchase, determined in part by independent appraisal, in accordance with ASC 805, Business Combinations. The operations of the acquired assets since the date of acquisition are included in the consolidated financial statements.

The cost of the assets acquired was allocated to the individual assets acquired based on their relative fair values as follows:

July 8,
2008
(RMB)
Assets:
Property, plant, and equipment	97,093,229
Land use rights	7,249,645
Intangible asset—production license	28,779,986
Deferred income tax—net loss carryforward	998,622
Deductible value added tax carryforward	5,717,004
Total assets	139,838,486
Liabilities:
Tax payable	838,486
Total liabilities	838,486
Aggregate purchase price	139,000,000

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

5. Inventories

Inventories consisted of the following:

	December 31,			September 30,
	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(Unaudited) ($)	(Unaudited) (RMB)	(Unaudited) (RMB)	(Unaudited) ($)
Raw materials	18,528,601	33,710,611	$4,938,415	17,317,866	32,079,587	$4,699,480
Work-in-process	829,169	349,980	51,270	1,514,353	1,917,902	280,961
Finished goods	39,110,588	1,209,104	177,127	14,143,113	3,803,058	557,127
Total inventories	58,468,358	35,269,695	$5,166,812	32,975,352	37,800,547	$5,537,568

The Company did not have any inventory reserve as of December 31, 2007 and 2008 and September 30, 2008 and 2009.

6. Property, plant and equipment, net

Property, plant and equipment consisted of the following:

	December 31,			September 30,
	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(Unaudited) ($)	(Unaudited) (RMB)	(Unaudited) (RMB)	(Unaudited) ($)
Buildings and improvements	23,486,139	27,173,149	$3,980,714	24,045,955	120,727,215	$17,685,860
Machinery	125,683,330	125,683,330	18,411,903	125,683,330	347,760,178	50,944,915
Office equipment and furnishing	188,180	188,180	27,567	188,180	777,817	113,946
Motor vehicles	1,570,112	1,570,112	230,013	1,570,112	2,272,654	332,931
Construction in progress	794,938	199,034,830	29,157,485	132,348,144	36,171,596	5,298,936
Total	151,722,699	353,649,601	51,807,682	283,835,721	507,709,460	74,376,588
Depreciation and amortization	(30,771,538)	(43,863,025)	(6,425,687)	(40,687,103)	(61,019,378)	(8,938,997)
Property, plant, and equipment, net	120,951,161	309,786,576	$45,381,995	243,148,618	446,690,082	$65,437,591

Certain buildings with an aggregate carrying value of RMB8,914,612 ($1,305,941) were pledged as collateral for bank loans as of September 30, 2009.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

7. Land use rights, net

Land use rights consisted of the following:

	Decemebr 31,			September 30,
	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(Unaudited) ($)	(Unaudited) (RMB)	(Unaudited) (RMB)	(Unaudited) ($)
Land use right	18,006,800	33,544,586	$4,914,094	33,544,586	33,544,586	$4,914,094
Less—Amortization	(464,496)	(983,217)	(144,036)	(876,091)	(1,615,586)	(236,675)
Land use rights, net	17,542,304	32,561,369	$4,770,058	32,668,495	31,929,000	$4,677,419

As of September 30, 2009, certain land use rights with an aggregate carrying value of RMB18,825,793 ($2,757,873) were pledged as collateral for short-term bank loans.

Future amortization of land use rights is as follows:

Years Ending December 31,	(RMB) Amount
2009	843,159
2010	843,159
2011	843,159
2012	843,159
2013	843,159
Thereafter	28,345,574
Total	32,561,369

8. Intangible assets, net

Intangible assets consisted of the following:

	December 31,			September 30,
	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(Unaudited) ($)	(Unaudited) (RMB)	(Unaudited) (RMB)	(Unaudited) ($)
Production license	—	28,779,986	$4,216,106	28,779,986	28,779,986	$4,216,106
Less—Amortization	—	—	—	—	(2,877,182)	(421,491)
Land use rights, net	—	28,779,986	$4,216,106	28,779,986	25,902,804	$3,794,615

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

8. Intangible assets, net (Continued)

Future amortization of intangible assets is as follows:

Years Ending December 31,	(RMB) Amount
2009	3,826,243
2010	3,826,243
2011	3,826,243
2012	3,826,243
2013	3,826,243
Thereafter	9,648,771
Total	28,779,986

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

9. Short-term borrowings

Short-term borrowings consisted of the following:

	Year Ended December 31,					Nine Months Ended September 30,
	2007		2008			2008		2009
	Rate	Bal.	Rate	Bal.	Bal	Rate	Bal.	Rate	Bal.	Bal.
		RMB		RMB	$		RMB		RMB	$
						(Unaudited)			(Unaudited)
Shandong Borun
From Financial institutions
Industrial & Commercial Bank of China		—	9.71%	10,000,000	1,464,944	9.71%	10,000,000	6.37%	10,000,000	1,464,944
Industrial & Commercial Bank of China		—		—	—		—	5.84%	20,000,000	2,929,888
Agricultural Bank of China	7.96%	4,700,000	9.71%	4,700,000	688,524	9.71%	4,700,000	6.37%	4,700,000	688,524
Agricultural Bank of China	9.48%	10,000,000		—	—	9.48%	10,000,000	6.37%	10,000,000	1,464,944
Agricultural Bank of China	8.89%	10,000,000	8.30%	10,000,000	1,464,944		—	8.30%	10,000,000	1,464,944
Agricultural Bank of China		—					—	6.37%	20,000,000	2,929,888
From third party
Shanghai Zhonglu Group		—	30.00%	40,000,000	5,859,776		—		—	—
Sub-total		24,700,000		64,700,000	9,478,188		24,700,000		74,700,000	10,943,152
Daqing Borun:
From Financial institutions
Daqing Commercial Bank		—	4.86%	25,000,000	3,662,359		—	5.31%	25,000,000	3,662,359
Daqing Commercial Bank		—		—	—		—	6.90%	30,000,000	4,394,832
Agricultural Development Bank of China		—		—	—		—	5.31%	13,500,000	1,977,674
Sub-total		—		25,000,000	3,662,359		—		68,500,000	10,034,865
Total		24,700,000		89,700,000	13,140,547		24,700,000		143,200,000	20,977,997

As of September 30, 2009, short-term bank loan of RMB20,000,000 ($2,929,888) from Industrial & Commercial Bank of China was secured by the Company’s land use rights with a carrying value of RMB10,752,000 ($1,575,108); and short-term bank loan of RMB13,500,000 ($1,977,674) from Agricultural Development Bank of China was secured by the Company’s buildings and land use right with total carrying value of RMB8,914,612 ($1,305,941) and RMB8,073,793 ($1,182,765), respectively. All other short-term bank borrowings were secured by third party guarantees.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

9. Short-term borrowings (Continued)

Except of interest rate for short-term bank loan of RMB30,000,000 ($4,394,832) from Daqing Commercial Bank which was fixed at 6.90% per annum and interest rate for short-term loan of RMB40,000,000 ($5,859,776) from Shanghai Zhonglu Group was fixed at 30.00% per annum, interest rates for all other short-term bank loans are subject to be adjusted periodically in accordance with interest rate published by the People’s Bank of China.

All of the above short-term loans are fixed term loans with a period of 12 months or less. Interest is payable on a monthly or quarterly basis. All short-term loans mature at various dates within one year. These facilities contain no specific renewal terms or any requirement for the maintenance of financial covenants. The Company has traditionally and successfully negotiated the renewal of certain facilities shortly before they mature.

10. Accrued expenses and other payables

Accrued expenses consisted of the following:

	December 31,			September 30,
	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
			($)	(RMB)	(RMB)	($)
Advance from customers	—	184,016	$26,957	—	4,479,998	$656,295
Payroll and welfare payable	1,184,073	2,030,596	297,471	1,286,324	1,113,305	163,093
Daqing acquisition payable	—	53,103,761	7,779,403	104,118,875	7,287,777	1,067,618
Other payables and accruals	30,812,978	2,520,780	369,280	1,016,665	13,955,925	2,044,465
Total	31,997,051	57,839,153	$8,473,111	106,421,864	26,837,005	$3,931,471

Other payables and accruals is primarily composed of capital expenditures.

11. Amount due to related party

An amount due to related party is a non-interest bearing payable to one of the Company’s director payable upon demand.

12. Convertible preferred share

On October 28, 2008, the Company issued 2,000 convertible preferred series A share (“SEE Preferred A Share”) to Star Elite Enterprises Limited (“Star Elite”) with a par value of RMB0.88 in exchange for RMB1,759 preferred share subscription receivable and RMB70,000,000 cash. The terms of the SEE Preferred A Share are as follows.

Voting, Liquidity, and Ownership Rights—The holder is entitled to the number of votes and ownership shares equal to the number of common share. The preferred shareholder is entitled to vote on all matters submitted to a vote of shareholders. The holder has the same liquidity rights as the common shareholder.

Conversion Rights—The holder is entitled convert SEE Preferred A Share to common share anytime.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

12. Convertible preferred share (Continued)

Dividends—The holder is entitled to receive dividends, when declared, on an as-converted basis. The holder is also entitled to undistributed earnings proportionate to its ownership interest.

Additional Shares Rights—The holder is entitled to receive additional common shares from other common share holders if the Company does not meet the minimum net income requirement based on an agreed upon formula in the preferred series A share agreement. Such shares are not to be issued by the Company but a transfer of common share from current common share shareholders to the holder of preferred series A share which is a transaction outside the Company level.

On June 16, 2009, China High authorized and issued 563 convertible preferred series B share (“Earnstar Preferred B Share”) to Earnstar Holding Limited (“Earnstar”) with par value RMB0.88 in exchange for RMB40,000,000 cash. On September 22, 2009, China High authorized and issued an additional 202 convertible preferred series B share (“TDR Preferred B Share”) to TDR Advisors Inc (“TDR”) in exchange for RMB14,050,000 cash. An additional 11 Earnstar Preferred Shares was authorized and issued to Earnstar in no consideration as result of anti-dilution. The preferred series B share have the same terms as preferred series A share with exception to minimum net income requirement whereas such requirement threshold is different.

The Company recognized a beneficial conversion feature discount on the convertible series A preferred share at its intrinsic value, which was the fair value of the common share at the commitment date for the convertible series A preferred share investment, less the effective conversion price but limited to the RMB70,000,000 of proceeds received from the sale in accordance with ASC 470-20, Debt with Conversion and Other Options. The Company recognized RMB42,000,000 beneficial conversion feature as an increase in additional paid-in capital in the accompanying consolidated balance sheets on the date of issuance of the convertible preferred series A share since the these shares were convertible to common share at the issuance date. The fair value of the Company’s convertible preferred series A share and convertible series B share was valued by an independent valuation firm. Based on the fair value valuation performed, the issuance price of convertible preferred series A share was approximately RMB56,000 per share and was issued at RMB35,000 per share at the date of issuance. The convertible preferred series B share approximated fair value at the issuance date which was approximately RMB71,000 and RMB66,000 for 563 shares issued on June 16, 2009 and 213 shares issued on September 22, 009, respectively.

In accordance with ASC 470-20, Debt with Conversion and Other Options, the Company amortized the convertible preferred share discount of RMB42,000,000 which was recorded as a reduction of net income attributable to common shareholder resulting from recognition of the embedded beneficial conversion feature of the SEE Preferred Shares on the date of issuance because convertible preferred series A share were not mandatorily redeemable and are immediately convertible into common share.

13. Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s PRC subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

13. Restricted net assets (Continued)

the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, a foreign invested enterprise established in the PRC is required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. WGC was established as a wholly-owned foreign invested enterprise and therefore are subject to the above mandated restrictions on distributable profits.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide statutory common reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide for discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Shandong Borun and Daqing Borun were established as domestic invested enterprises and therefore are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as a general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company.

Amounts restricted include paid-in capital and statutory reserve funds of the Company’s PRC subsidiaries as determined pursuant to the PRC accounting standards and regulations, totaling approximately RMB66,914,098 and RMB105,815,914($15,501,438) as of December 31, 2007 and 2008, and RMB92,214,098 and RMB159,631,508 ($23,385,120) as of September 30, 2008 and 2009 respectively; therefore in accordance with Rules 504 and 4.08 (e) (3) of Regulations S-X, the condensed parent company only financial statements as of December 31, 2007 and 2008, and September 30, 2008 and 2009, and for each of the three years ended December 31, 2008 and the nine months ended September 30, 2008 and 2009 are disclosed in None 15.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

14. Income taxes

The following table represents the Company’s effective tax rate reconciliation for the periods presented:

	Year Ended December 31,			Nine-months Ended September 30,
	2006	2007	2008	2008	2009
Statutory tax rate	33%	33%	25%	25%	25%
Expenses not deductible	1%	1%	1%	2%	—
Income not subject to tax	—	(1)%	—	—	(1)%
Effective tax rate	34%	33%	26%	27%	24%

The provision for income taxes consists of taxes on income from operations plus changes in deferred taxes for the periods presented:

	Year Ended December 31,				Nine-months Ended September 30,
	2006	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(RMB)	(Unaudited) ($)	(Unaudited) (RMB)	(Unaudited) (RMB)	(Unaudited) ($)
Current tax expenses	15,504,371	28,557,072	27,283,365	$3,996,860	18,130,821	31,774,063	$4,654,722
Deferred tax benefits	—	—	(642,375)	(94,104)	(565,425)	1,640,997	240,397
Income tax expense	15,504,371	28,557,072	26,640,990	$3,902,756	17,565,396	33,415,060	$4,895,119

The following represents the significant components of deferred tax assets:

	December 31,			September 30,
	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(Unaudited) ($)	(Unaudited) (RMB)	(Unaudited) (RMB)	(Unaudited) ($)
Taxes deductible operating loss carryforward	—	998,622	$146,293	998,622	—	$—
Net operating loss in current period	—	642,375	94,104	565,425	—	—
Total deferred tax assets	—	1,640,997	240,397	1,564,047	—	—
Less—valuation allowance	—	—	—	—	—	—
Total	—	1,640,997	$240,397	1,564,047	—	$—

The balances of deferred tax assets as of September 30, 2008 and December 31, 2008, mainly consist of deferred tax assets arising from the tax deductible net operating loss carry forward allowed by the tax authority as a result of acquisition of Anxin Tongwei, and the accumulate net operating loss of Daqing Borun in 2008. As Daqing Borun start to generate profit in 2009, such deferred tax assets has been fully utilized in the nine months ended September 30, 2009.

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in RMB unless otherwise stated)

15. Parent company condensed financial information

Condensed Balance Sheets:

	December 31,			September 30,
	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
			($)	(RMB)	(RMB)	($)
Assets
Cash	—	4,204	$616	—	7,049	$1,033
Total current assets	—	4,204	616	—	7,049	1,033
Investment in subsidiaries	138,838,042	296,883,536	43,491,770	266,314,883	455,863,412	66,781,430
Total assets	139,838,042	296,887,740	$43,492,386	266,314,883	455,870,461	$66,782,463
Liabilities and Shareholders’ Equity
Amount due to related party	—	907,960	$133,011	—	908,040	$133,023
Total current liabilities	—	907,960	133,011	—	908,040	133,023
Total liabilities	—	907,960	133,011	—	908,040	133,023
Shareholders’ equity
Convertible preferred series A share—par value of RMBO.88; 2,000 shares authorized issued and outstanding	—	1,759	258	—	1,759	258
Convertible preferred series B share—par value of RMBO.88; 776 shares authorized, issued and outstanding	—	—	—	—	683	100
Common share—par value of RMBO.88; 8,000 shares authorized, issued and outstanding	7,037	7,037	1,031	7,037	7,037	1,031
Subscription receivables	(7,037)	(8,796)	(1,289)	(7,037)	—	—
Additional paid-in capital	51,200,000	173,200,000	25,372,828	131,200,000	227,249,317	33,290,750
Retained earnings—appropriated	15,714,098	27,991,612	4,100,612	15,714,098	27,991,612	4,100,612
Retained earnings—unappropriated	71,923,944	94,776,558	13,884,234	119,400,785	199,940,851	29,290,213
Accumulated other comprehensive income (loss)	—	11,610	1,701	—	(228,838)	(33,524)
Total Shareholders’ equity	138,838,042	295,979,780	43,359,375	266,314,883	454,962,421	66,649,440
Total liabilities and Shareholders’ equity	138,838,042	296,887,740	$43,492,386	266,314,883	455,870,461	$66,782,463

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

15. Parent company condensed financial information (Continued)

Condensed Statements of Income:

	Year Ended December 31,				Nine-months Ended September 30,
	2006	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				($)	(RMB)	(RMB)	($)
Operating income (loss)	—	—	(915,366)	$(134,096)	—	11	$2
Equity in profit of subsidiaries	29,984,859	58,724,009	78,045,494	11,433,227	47,476,841	105,164,282	15,405,977
Net income attributable to common shareholders	24,984,859	58,724,009	77,130,128	$11,299,131	47,476,841	105,164,293	$15,405,979

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

15.  Parent company condensed financial information (Continued)

Condensed Statements of Cash Flows:

	Year Ended December 31,				Nine-months Ended September 30,
	2006	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				($)	(RMB)	(RMB)	($)
Net income	29,984,859	58,724,009	77,130,128	$11,299,131	47,476,841	105,164,293	$15,405,979
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in profit of subsidiaries	(29,984,859)	(58,724,009)	(78,045,494)	(11,433,227)	(47,476,841)	(105,164,282)	(15,405,977)
Changes in operating assets and liabilities:
Amount due to related party	—	—	907,960	133,011	—	80	12
Net cash provided by operating activities	—	—	(7,406)	(1,085)	—	91	14
Cash flows from investing activities:
Investment in subsidiaries	—	—	—	—	—	(53,815,594)	(7,883,682)
Net cash used in investing activities	—	—	—	—	—	(53,815,594)	(7,883,682)
Cash flows from financing activities:
Proceeds from issuance of common share and convertible preferred share	—	—	—	—	—	54,058,796	7,919,310
Net cash provided by financing activities	—	—	—	—	—	54,058,796	7,919,310
Effect of foreign currency exchange translation	—	—	11,610	1,701	—	(240,448)	(35,225)
Net increase in cash	—	—	4,204	616	—	2,845	417
Cash—beginning of year	—	—	—	—	—	4,204	616
Cash—end of year	—	—	$4,204	616	—	7,049	$1,033

16.  Comprehensive income

Total comprehensive income includes, in addition to net income, changes in equity that are excluded from the consolidated statements of income and are recorded directly into a separate section of

CHINA HIGH ENTERPRISES LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

16.  Comprehensive income (Continued)

Shareholder’s equity on the consolidated balance sheets. Comprehensive income and its components consist of the following:

	Year Ended December 31,				Nine-months Ended September 30
	2006	2007	2008	2008	2008	2009	2009
	(RMB)	(RMB)	(RMB)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
				($)
Net income	29,984,859	58,724,009	77,130,128	$11,299,131	47,476,841	105,164,293	15,405,979
Foreign Currency translation adjustment	—	—	11,610	1,701	—	(240,448)	(35,225)
Comprehensive income	29,984,859	58,724,009	77,141,738	$11,300,832	47,476,841	604,923,845	15,370,754

17.  Commitments and contingencies

The Company is subject to various legal proceedings from time to time as part of its business, As of September 30, 2009 and December 31, 2008, the Company was not any party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition and results of operations.

As of September 30, 2009, short-term bank loan of RMB20,000,000 ($2,929,888) from Industrial & Commercial Bank of China was secured by the Company’s land use rights with a carrying value of RMB10,752,000 ($1,575,108); and short-term bank loan of RMB13,500,000 ($1,977,674) from Agricultural Development Bank of China was secured by the Company’s buildings and land use right with total carrying value of RMB8,914,612 ($1,305,941) and RMB8,073,793 ($1,182,765), respectively. All other short-term bank borrowings were secured by third party guarantees.

The Company is a guarantor to a third party, LiFeng Chemical Corporation, in the amount of RMB10,000,000 short-term bank loan that mature on March 25, 2010.

I8.  Subsequent events

In May 2009, the FASB issued ASC 855, Subsequent Events. ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The Company’s management evaluated all events or transactions that occurred after December 31, 2008 up through January 19, 2010, the date the Company issued the financial statements. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed other than those disclosed in this note to the financial statements for the year ended December 31, 2008 and nine months ended September 30, 2009.

ANNEX E

China New Borun Corporation

Balance Sheet

(Amounts in RMB unless otherwise stated)

December 31,	2009	2009
	(RMB)	(Unaudited)
($)
Assets
Cash and other current assets	—	$—
Deferred income taxes	—	—
Total current assets	—	—
Total assets	—	$—
Liabilities and Shareholder’s Equity
Accounts payable and other liabilities	—	$—
Total current liabilities	—	—
Total liabilities	—	—
Shareholder’s equity
Common share—par value of RMB6.8259; 1 share authorized, issued and outstanding	7	1
Subscription receivables	(7)	(1)
Additional paid-in capital	—	—
Retained earnings	—	—
Total shareholder’s equity	—	—
Total liabilities and shareholder’s equity	—	$—

See accompanying notes to financial statements.

CHINA NEW BORUN CORPORATION

NOTES TO FINANCIAL STATEMENTS

(Amounts in RMB unless otherwise stated)

1.             Description of business

China New Borun Corporation (“New Borun”) was incorporated in Cayman Islands on December 21, 2009. Upon the incorporation, New Borun issued one share of the ordinary share holder.

China New Borun is referred to as the “Company” or “New Borun”.

2.              Summary of significant accounting policies

Principles of Presentation

The statement financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Separate statements of income, changes in shareholders’ equity and cash flows have not been presented in the financial statements because there have been no activities of the Company.

Convenience Translation into United States Dollar Amounts (Unaudited)

The Company reports its financial statements using the RMB. The Dollar amounts disclosed in the accompanying financial statements are presented solely for the convenience of the reader, and have been converted at the rate of RMB6.8259 to one Dollar ($), which is the noon buying rate of the U.S. Federal Reserve Bank of New York in effect on September 30, 2009. Such translations should not be construed as representations that the RMB amounts represent, have been, or could be, converted into, $ at that or any other rate.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Earnings per Share

The Company computes earnings per share in accordance with ASC 260, Earnings Per Share. Under the provisions of ASC 260, basic earnings per share is computed by dividing the net income attributable to holders of common shares for the period by the weighted average number of common shares outstanding during the period.

3.              Shareholder’s equity

New Borun is authorized to issue 50,000 shares of common share of par value of RMB 6.8259. As of December 31, 2009, the Company has issued 1 share of common share in exchange for RMB 6.8259, which is beneficially owned by Mrs. Shan Jungin, the mother of Mr. Wang Jinmiao (“Mr. Wang”), Mr. Wang and his family members (the “Wang Family”).

New Borun plans to consummate a share exchange agreement with Golden Direction Limited, or Golden Direction, a British Virgin Islands company beneficially owned by the Wang Family whereby China New Borun acquired 100% of the voting capital stock of Golden Direction in exchange for the

CHINA NEW BORUN CORPORATION

NOTES TO FINANCIAL STATEMENTS (Continued)

(Amounts in RMB unless otherwise stated)

3.              Shareholder’s equity (Continued)

issuance by New Borun to Mrs. Shan of 14,847,999 additional ordinary shares. As of the date of that agreement, (1) Golden Direction became a wholly-owned subsidiary of New Borun and (2) Golden Direction held 74.24% of the voting capital stock of China High Enterprises Limited, or China High, our Hong Kong holding company.

New Borun and Golden Direction will execute a share exchange agreement whereby Golden Direction shall acquire the remaining 25.76% of China High upon the satisfaction of certain conditions as set forth in that share exchange agreement. Upon closing the exchange, the Company shall issue (i) 3,712 of its Class A convertible preferred shares, which are automatically convertible into 3,712,000 of its ordinary shares upon the effectiveness of public offering, to one of China High’s private equity investors. Star Elite Enterprises Limited, or Star Elite, a British Virgin Islands company, and (ii) 1,440 shares of its Class B convertible preferred shares, which are automatically convertible into 1,440,000 of its ordinary shares upon the effectiveness of public offering, of which 1,066 shares shall be issued to China High’s private equity investor, Earnstar Holding Limited, or Earnstar, a British Virgin Islands company, and 374 shares shall be issued to China High’s private equity investor TDR Advisors, Inc., or TDR, a British Virgin Islands company.

Upon the closing of above exchanges, Golden Direction will continue to be a wholly-owned subsidiary of New Borun and China High will be a wholly-owned subsidiary of Golden Direction. The whole restructuring will consist of the same majority of shareholder and will not change control ownership.

4.              Subsequent events

In May 2009, the FASB issued ASC 855, Subsequent Events. ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The Company’s management evaluated all events or transactions that occurred after December 31, 2009 up through February 1, 2010, the date the Company issued the financial statements. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed other than those disclosed in this note to the financial statements.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

The following unaudited condensed combined pro forma financial statements principally give effect to the following transactions, which we refer to as our reorganization and which are further described under “Our Corporate Structure and History”:

•                                          New Borun will consummate a share exchange agreement with Golden Direction Limited, or Golden Direction, a British Virgin Islands company beneficially owned by the Wang Family whereby New Borun will acquire 100% of the voting capital stock of Golden Direction in exchange for the issuance by New Borun to Mrs. Shan of 14,847,999 additional ordinary shares.  As of the date of that agreement, (1) Golden Direction will become a wholly-owned subsidiary of New Borun and (2) Golden Direction will hold 74.24% of the voting capital stock of China High.

•                                          New Borun and Golden Direction will execute a share exchange agreement whereby Golden Direction shall acquire the remaining 25.76% of China High upon the satisfaction of certain conditions as set forth in that share exchange agreement.  Upon closing the exchange, the Company shall issue (i) 3,712 of its Class A convertible preferred shares, which are automatically convertible into 3,712,000 of its ordinary shares upon the effectiveness of this offering, to one of China High’s private equity investors, Star Elite Enterprises Limited, or Star Elite, a British Virgin Islands company, and (ii) 1,440 shares of its Class B convertible preferred shares, which are automatically convertible into 1,440,000 of its ordinary shares upon the effectiveness of this offering, of which 1,066 shares shall be issued to China High’s private equity investor, Earnstar Holding Limited, or Earnstar, a British Virgin Islands company, and 374 shares shall be issued to China High’s private equity investor TDR Advisors, Inc., or TDR, a British Virgin Islands company.

•                                          Upon the closing of the above exchange, Golden Direction will continue to be a wholly-owned subsidiary of New Borun and China High will be a wholly-owned subsidiary of Golden Direction.  After the closing of the share exchanges, the shareholders of China High will become the shareholders in New Borun and their ownership interests in New Borun will be identical to that in China High.

The unaudited condensed combined pro forma statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008 give pro forma effect to the reorganization as if it had occurred on January 1, 2008.  The unaudited condensed combined pro forma balance sheet as of September 30, 2009 gives pro forma effect to the reorganization as if it had occurred on such date.  The unaudited condensed combined pro forma statements of operations and balance sheet are based on the historical financial statements of China High and New Borun for the nine months ended September 30, 2009 and for the year ended December 31, 2008.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the reorganization, are actually supportable and, in the case of the unaudited pro forma statement of operations data, are expected to have continuing impact on the combined results.  The adjustments presented on the unaudited condensed combined pro forma financial information have been identified and presented in “Unaudited Condensed Combined Pro Forma Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the reorganization.

This information should be read together with the consolidated financial statements of China High and the notes thereto, the financial statements of New Borun and the notes thereto, included elsewhere in this prospectus.

The unaudited condensed combined pro forma financial statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transactions occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

SELECTED UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEETS

September 30, 2009

(Amounts in RMB, unless otherwise stated)

	China High	New Borun	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	115,970,899	—	—		115,970,899
Trade accounts receivable	44,273,079	—	—		44,273,079
Inventories	37,800,547	—	—		37,800,547
Prepaid expenses and other current assets	9,022,667	—	—		9,022,667
Deferred income taxes	—	—	—		—
Total current assets	207,067,192	—	—		207,067,199
Property, plant and equipment, net	446,690,082	—	—		446,690,082
Land use rights, net	31,929,000	—	—		31,929,000
Intangible assets, net	25,902,804	—	—		25,902,804
Total assets	711,589,078	—	—		711,589,078
Liabilities and Shareholders’ Equity
Trade accounts payable	63,564,834	—	—		63,564,834
Accrued expenses and other payables	26,837,005	—	—		26,837,005
Income taxes payable	22,116,778	—	—		22,116,778
Amount due to related party	908,040	—	—		908,040
Dividends payable	—	—	—		—
Short-term borrowings	143,200,000	—	—		143,200,000
Total current liabilities	256,626,657	—	—		256,626,657
Total liabilities	256,626,657	—	—		256,626,657
Shareholders’ equity
Convertible preferred series A share	1,759	—	(1,759	)(1)	25,338
			25,338	(1)
Convertible preferred series B share	683	—	(683	)(2)	9,829
			9,829	(2)
Common share	7,037	7	(7,037	)(3)	101,350,963
			(7	)(3)
			101,350,963	(3)
Subscription receivables	—	(7)	7	(3)
Additional paid-in capital	227,249,317	—	(23,579	)(1)	125,872,666
			(9,146	)(2)
			(101,343,926	)(3)
Retained earnings—appropriated	27,991,612	—	—		27,991,612
Retained earnings—unappropriated	199,940,851				199,940,851
Accumulated other comprehensive income (loss)	(228,838)	—	—		(228,838)
Total shareholders’ equity	454,962,421	—	—		454,962,421
Total liabilities and shareholders’ equity	711,589,078	—	—		711,589,078

SELECTED UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

Nine-months Ended September 30, 2009

(Amounts in RMB, unless otherwise stated)

			Pro forma	Pro Forma
	China High	New Borun	Adjustments	Combined
Revenues	677,831,182	—	—	677,831,182
Cost of goods sold	522,039,815			522,039,815
Gross profit	155,791,367	—	—	155,791,367
Operating expenses:
Selling	1,998,781	—	—	1,998,781
General and administrative	9,943,767	—	—	9,943,767
Total operating expenses	11,942,548	—	—	11,942,548
Operating income	143,848,819	—	—	143,848,819
Other (income) expense:
Interest income	(246,793)	—	—	(246,793)
Interest expense	6,933,800	—	—	(6,933,800)
Others, net	(1,417,541)	—	—	(1,417,541)
Total other expense, net	5,269,466	—	—	5,269,466
Income before income taxes	138,579,353	—	—	138,579,353
Income tax expense	33,415,060	—	—	33,415,060
Net income	105,164,293	—	—	105,164,293
Participation in undistributed earnings by preferred shareholders	(27,090,322)	—	—	(27,090,322)
Net income attributable to common shareholders	78,073,971	—	—	78,073,971
Earnings per share:
Basic	9,759.25	—	—	5.26
Diluted	7,633.36	—	—	4.11
Weighted average common shares outstanding:
Basic	8,000	—	14,840,000	14,848,000	(A)
Diluted	10,228	—	18,972,280	18,982,508	(B)

Note A         To reflect the common shares issued by New Borun to Wang Family.

Note B           To reflect the common shares issued by New Borun taken into impact of conversion of preferred shares.

Pro Forma Adjustments:

Note 1           To restate Class A convertible preferred shares (3,712) to be issued by New Borun to Star Elite with par value at RMB6.8259, and remove the historical preferred shares issued by China High on combine level.

Decrease Convertible preferred series A share	$(1,759)
Increase Convertible preferred series A share	25,338
Decrease APIC	$(23,579)

Note 2             To restate Class B convertible preferred shares (1,440) to be issued by New Borun to China High’s private equity investors, Earnstar and TDR, with par value ar RMB6.8259, and remove the historical preferred shares issued by China High on combine level

Decrease Convertible preferred series B share	$(683)
Increase Convertible preferred series B share	9,829
Decrease APIC	$(9,146)

Note 3             To adjust new shares (14,848,000) to be issued to Wang Family by New Borun with par value at RMB6.8259.

Decrease Common share	$(7,037)
Decrease Common share	(7)
Increase Common share	$101,350,963
Decrease Subscription receivable	$7
Decrease APIC	(101,343,926)

SELECTED UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2008

(Amounts in RMB, unless otherwise stated)

	China High	New Borun	Pro forma Adjustments	Pro Forma Combined
Revenues	615,881,195	—	—	615,881,195
Cost of goods sold	493,847,780			493,847,780
Gross profit	122,033,415	—	—	122,033,415
Operating expenses:
Selling	1,436,241	—	—	1,436,241
General and administrative	11,492,104	—	—	11,492,104
Total operating expenses	12,928,345	—	—	12,928,345
Operating income	109,105,070	—	—	109,105,070
Other (income) expense:
Interest income	(344,378)	—	—	(344,378)
Interest expense	2,983,610	—	—	(2,983,610)
Others, net	2,694,720	—	—	2,694,720
Total other expense, net	5,333,952	—	—	5,333,952
Income before income taxes	103,771,118	—	—	103,771,118
Income tax expense	26,640,990	—	—	26,640,990
Net income	77,130,128	—	—	77,130,128
Amortization of preferred share discount	(42,000,000)			(42,000,000)
Participation in undistributed earnings by preferred shareholders	(9,049,521)	—	—	(9,049,521)
Net income attributable to common shareholders	26,080,607	—	—	26,080,607
Earnings per share:
Basic	3,260.08	—	—	1.76
Diluted	3,121.56	—	—	1.68
Weighted average common shares outstanding:
Basic	8,000		14,848,000	14,848,000	(A)
Diluted	8,355		15,498,880	15,507,235	(B)

Note A         To reflect the common shares issued by New Borun or Wang Family.

Note B           To reflect the common shares issued by New Borun taken into impact of conversion of preferred shares.

EXHIBIT A

[FORM OF SHAREHOLDERS AGREEMENT]

[Please see Exhibit 4.4 to the company’s Registration Statement on Form F-1 as filed with SEC on April 27, 2010.]

EXHIBIT B

FORM OF RELEASE

This Release (this “Release”) is being executed and delivered by                           , a British Virgin Islands company, in accordance with Section 4.08 of that certain Share Exchange Agreement, of even date herewith, (the “Exchange Agreement”), by and among China New Borun Corporation, a Cayman Islands company (“New Borun”), Golden Direction Limited, a company organized under the laws of the British Virgin Islands (“Golden Direction”), China High Enterprises Limited, a Hong Kong investment holding company (“China High”, and together with New Borun and Golden Direction, the “Company”), Star Elite Enterprises Limited, a company organized under the laws of the British Virgin Islands, Earnstar Holding Limited, a company organized under the laws of the British Virgin Islands and TDR Advisors Inc., a company organized under the laws of the British Virgin Islands.  Initially capitalized terms used but not defined in this Release have the respective meanings given to them in the Exchange Agreement.

The undersigned acknowledges that execution and delivery of this Release is a condition to the obligations of New Borun and Golden Direction to consummate the Exchange Agreement pursuant to the Exchange Agreement and that New Borun and Golden Direction are relying on this Release in consummating the Exchange Agreement.

The undersigned, for the payment of $100 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce New Borun and Golden Direction to consummate the Exchange Agreement pursuant to the Exchange Agreement, hereby agrees as follows:

Effective as of the Closing Date of the Exchange Agreement, the undersigned, including each of its predecessors, parent companies, affiliates, associates, subsidiaries, divisions, related entities, agents, former and current share or interest holders, former and current principals, officers, directors, managers, managing members, employees, attorneys, consultants, bankers, heirs, executors, administrators, successors, assigns and other legal representatives (collectively, the “Releasing Parties”), hereby unconditionally and irrevocably releases and forever discharges the Company, including their predecessors, parent companies, affiliates, associates, subsidiaries, divisions, related entities, agents, former and current share or interest holders, former and current principals, officers, directors, managers, managing members, employees, attorneys, consultants, bankers, heirs, executors, administrators, successors, assigns and other legal representatives (individually, a “Released Party” and collectively, “Released Parties”) from all circumstances, demands, actions, causes of action, suits, debts, dues, bonds, executions, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, rights, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, contingent or fixed, both at law or in equity (a “Claim”), which the undersigned now has, has ever had or may hereafter have against the respective Released Parties for, upon, or by reason of any action, demand, cause of action, suit, controversy, proceeding and all other claims, counterclaims, rights, defenses and rights of set-off whatsoever of every name and nature, known or unknown, suspected or unsuspected, contingent or fixed, both at law or in equity whatsoever from the beginning of the world to the date of this Release, including, without limitation, any and all obligations of the Company to the Releasing Parties arising under any and all investment agreements, including, without limitation, any amendments, addendums and supplements thereto, which had previously been entered into and subsequently cancelled or terminated by and among the Company and the Releasing Parties; provided, however, that nothing contained herein shall operate to release any obligations of the Company to the Releasing Parties arising under the Share Exchange Agreement or the Shareholders Agreement.

The undersigned hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party, based upon any Claim released hereby.

The undersigned hereby represents and warrants that he has not assigned, in whole or in part, to any other person or entity any Claim released hereby.

Without in any way limiting any of the rights and remedies otherwise available to any Released Party, the undersigned shall pay each Released Party for any losses, liabilities, claims or damages it may suffer, whether or not involving third party claims, directly or indirectly, as a result of (i) the assertion by or on behalf of the undersigned of any Claim released pursuant to this Release and (ii) the assertion by any third party of any Claim against any Released Party which Claim arises, directly or indirectly, as a result of any assertion by or on behalf of the undersigned or any of its representatives against such third party of any Claims released pursuant to this Release.

The undersigned hereby acknowledges that it understands and agrees that the execution of this Release does not constitute in any manner whatsoever an admission of liability on the part of the Released Parties for any matters covered by this Release, but that such liability is specifically denied.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

*  *  *  *  *

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IN WITNESS WHEREOF, the undersigned has executed and delivered this on this      day of February, 2010.

By:
Name:
Title:

Agreed and acknowledged:

CHINA NEW BORUN CORPORATION

By:
Name:
Title:

GOLDEN DIRECTION LIMITED

By:
Name:
Title:

CHINA HIGH ENTERPRISES LIMITED

By:
Name:
Title:

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EXHIBIT C

FORM OF LOCK-UP AGREEMENT

                                     , 2010

Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55042

Re:	Public Offering of American Depositary Shares Representing
Ordinary Shares of China New Borun Corporation

Ladies and Gentlemen,

The undersigned acknowledges and understands that the undersigned is executing this Lock-Up Agreement (this “Agreement”) pursuant to Section 4.09 of that certain Share Exchange Agreement, dated February 28, 2010, by and among China New Borun Corporation, a Cayman Islands company (the “Company”), Golden Direction Limited, a company organized under the laws of the British Virgin Islands, Star Elite Enterprises Limited, a company organized under the laws of the British Virgin Islands, Earnstar Holding Limited, a company organized under the laws of the British Virgin Islands, TDR Advisors Inc., a company organized under the laws of the British Virgin Islands and China High Enterprises Limited, a Hong Kong investment holding company (the “Share Exchange Agreement”).

The undersigned further acknowledges that the Company has filed a registration statement on Form F-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission for the registration of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company, par value US$0.001 per share (the “Shares”), to be sold pursuant to an initial public offering (the “Offering”) to be underwritten by Piper Jaffray & Co. (“Piper Jaffray”) and Newbridge Securities Corporation.

In accordance with the terms of the Share Exchange Agreement, and as an inducement for the Company and Piper Jaffray to proceed with the Offering, the undersigned irrevocably agrees, for the benefit of the Company and Piper Jaffray, that the undersigned will not (and will not announce or disclose any intention to), without the prior written consent of Piper Jaffray, for a period of 180 days subsequent to the initial date of effectiveness of the Registration Statement, directly or indirectly,

(a) offer, sell, assign, transfer, pledge, encumber, agree or contract to sell, grant an option to purchase or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of, or

(b) enter into any swap, derivative or transaction or other arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of,

any ADSs or Shares, any option, right or warrant to purchase ADSs or Shares or any securities convertible into or exchangeable for ADSs or Shares (collectively, the “Restricted Securities”),

including, but not limited to any of the Company’s preference shares and Shares, that may be deemed to be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired.  In addition, the undersigned agrees that, without the prior written consent of Piper Jaffray, the undersigned will not, during the period commencing on the date hereof and ending 180 days subsequent to the initial date of effectiveness of the Registration Statement, make any demand for or exercise any right with respect to, the registration of the Restricted Securities.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of any Restricted Securities if such transfer would constitute a violation or breach of this Agreement.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Piper Jaffray waives such extension.

The undersigned, whether or not participating in the Offering, understands that the Company and Piper Jaffray will proceed with the Offering in reliance upon the representations set forth in this Agreement, and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement.  This Agreement shall be binding upon the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This Agreement shall only become effective upon the initial date of effectiveness of the Registration Statement.

Very truly yours,

By:
Name:
Title:

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